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VIAVI SOLUTIONS INC.
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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
Notice of 2025
Virtual Annual Meeting of Stockholders
and Proxy Statement
Viavi Solutions Inc.
November 12, 2025, at 10:00 a.m. Mountain Time

1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
(408) 404-3600
Fiscal Year 2025 (“FY25”) Virtual Annual Meeting of Stockholders and Proxy Statement

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION ABOUT THE ANNUAL MEETING BEGINNING ON PAGE 94 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 12, 2025: The Notice of
Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 28, 2025, are available free of charge at the following website: www.edocumentview.com/VIAV

GO GREEN!
REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS
Viavi Solutions Inc. is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the internet to holders of our common stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.
You should refer to the “General Information About the Annual Meeting” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Dear Stockholders:
The independent directors of Viavi Solutions Inc. (“VIAVI”) and I are inviting you to attend VIAVI’s 2025 Annual Meeting of Stockholders, which will be held virtually on November 12, 2025, at 10:00 a.m. Mountain Time. As we approach the 2025 Annual Meeting, I would like to share with you some of our business and financial results from FY25 as well as recent stockholder engagement efforts and responsible business initiatives.

Business and Financial Results

FY25 marked a return to growth for VIAVI. This performance was fueled by diversification into the data center ecosystem and aerospace and defense markets, alongside stabilization and early signs of recovery in our traditional businesses. Demand for lab, production, and field products was particularly strong in the Network and Service Enablement segment, while wireless and cable products remained pressured by the lack of major network upgrades among leading service providers. Our aerospace and defense business delivered solid results, driven by positioning, navigation and timing products, and our anticounterfeiting business returned to a more balanced state following a period of inventory consumption.
During FY25, we prioritized our capital allocation towards M&A activities with the acquisition of Inertial Labs and the pending acquisition of Spirent Communications plc’s High- Speed Ethernet and Network Security Testing businesses. We also repurchased approximately 2 million shares of our common stock for about $16.4 million.

We expect our diversification strategy to be a growth driver for fiscal year 2026 (“FY26”), driven by continued strong demand from the data center ecosystem and aerospace and defense customers, with some expected recovery in our traditional end markets. Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities.

Stockholder Engagement
We recognize the importance of regular and transparent communication with our stockholders, and we aim to engage with our stockholders on a regular basis. In FY25, we engaged with stockholders representing approximately 45% of our outstanding shares, who generally did not raise any significant concerns regarding our business. We will continue to seek out and consider stockholder feedback in the future.

Responsible Business Initiatives
In light of the challenging macroeconomic environment over the past several years, we continued to focus on ensuring ongoing alignment of our responsible business practices with our business strategy. The Sustainability Executive Steering Committee exercised oversight with respect to our responsible business and sustainability programs, investments and goals and worked to balance the near-term needs of the business and our sustainability priorities.

FY25 Virtual Annual Meeting
We have designed the virtual 2025 Annual Meeting to provide for the same rights and opportunities to participate as stockholders would have at an in-person meeting. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, please vote as your vote is important.
Masood A. Jabbar, who has served on VIAVI’s Board since 2006, expressed a desire not to be renominated, and was not renominated as a result. The Board is grateful to Mr. Jabbar for his dedication, many years of service, and contributions as a director of our Company.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of VIAVI.
Sincerely,
Oleg Khaykin
President and Chief Executive Officer
[_______], 2025

Richard E. Belluzzo
Chair of the Board
[_______], 2025

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  i

NOTICE OF 2025 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 12, 2025
Virtual Meeting Logistics

Date	Time	Live Webcast

Wednesday, November 12, 2025	10:00 a.m., Mountain Time	https://meetnow.global/MV64DKT Access begins at
9:30 a.m., Mountain Time
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  1

Items of Business
Stockholders will be asked to vote on the following matters at the 2025 Virtual Annual Meeting of Stockholders (the “2025 Annual Meeting”) of VIAVI (also referred to as the “Company,” “we,” “our,” and “us”):

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Management Proposals
Proposal 1. Election of Directors	Vote FOR each Director nominee	26

The Board of Directors (the “Board,” and each member a “Director”) believes that each of the Director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.

Proposal 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as VIAVI’s independent registered public accounting firm for fiscal year 2026	Vote FOR	38

The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as VIAVI’s independent auditors is in the best interests of VIAVI and its stockholders.

Proposal 3. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	Vote FOR	42
The Board believes that the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement for FY25 is well aligned with VIAVI’s performance and the interests of our stockholders.

Proposal 4. Amendment and Restatement of our 2003 Equity Incentive Plan	Vote FOR	43
The Compensation Committee and the Board believe that it is in the best interest of stockholders to approve the amendment and restatement of our 2003 Equity Incentive Plan.

Proposal 5. Amendment and Restatement of our Certificate of Incorporation to Include an Officer Exculpation Provision	Vote FOR	54
The Board believes that it is in the best interest of stockholders to approve the amendment and restatement of the Certificate of Incorporation to include an officer exculpation provision.
Stockholders will also consider any other business properly brought before the meeting or any adjournment or postponement thereof.
2  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.
Important Meeting Information

Record Date
Stockholders of record as of September 23, 2025 will be able to vote and participate in the 2025 Annual Meeting of Stockholders using the control number included on their Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompanied their proxy materials. Each share of common stock of the Company is entitled to one vote for each Director nominee and one vote for each of the other proposals.

Proxy Materials
Please note that we are providing proxy materials and access to our Proxy Statement to our stockholders via our website instead of mailing printed copies to each of our stockholders. By doing so, we save costs and reduce our impact on the environment.
Beginning on or about [_______], 2025, we will mail or otherwise make available to each of our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you attend the 2025 Annual Meeting virtually, you may withdraw your proxy and vote online during the 2025 Annual Meeting if you so choose.

Technical Issues
Contact 1-888-724-2416 (toll-free) or +1 781-575-2748 (international) or review the instructions on the virtual meeting website if you experience any technical difficulties or have trouble accessing the virtual meeting.

Asking Questions
During the meeting, questions can only be submitted in the question box provided at: https://meetnow.global/MV64DKT
Your Vote is Important
Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please refer to (i) the instructions of the Notice of Internet Availability of Proxy Materials you received in the mail, (ii) the section entitled General Information About the Annual Meeting beginning on page 94 of this Proxy Statement, or
(iii) if you requested to receive printed proxy materials, your enclosed proxy card.
By Order of the Board of Directors,
Oleg Khaykin
President and Chief Executive Officer
Chandler, Arizona
[_______], 2025

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 12, 2025: The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 28, 2025, are available free of charge at the following website: www.edocumentview.com/VIAV

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  3

VIAVI at a Glance
VIAVI at a Glance
Our Values
The following six VIAVI business values articulate the cultural identity for VIAVI and provide shared understanding of expectations across the Company.

Exhibit Business Acumen	Manage Complexity & Ambiguity	Take Informed Risks	Cultivate Innovation	Foster a Winning Culture	Drive Vision & Purpose
4  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
Fiscal Year 2025 Financial Performance

Net Revenues up 8.4% year-over-year	GAAP Operating Margin up 320 basis points year-over-year to	Total Consolidated GAAP EPS increased 225.0% year-over-year to
$1.08 Billion	5.3%	$0.15(1)

Capital Returned to Stockholders in FY25	Non-GAAP Operating Margin up 270 basis points year-over-year to	Total Consolidated non-GAAP EPS up 42.4% year-over-year to
$16.4 Million	14.2%(1)	$0.47(1)
(1)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

VIAVI Solutions Inc.      |  FY 2025 Notice of Annual Meeting & Proxy Statement    |   5

VIAVI at a Glance
Compensation Discussion and Analysis Highlights
Compensation Policies and Practices
Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do
▪Compensation Committee is comprised 100% of independent Directors.
▪Independent compensation consultant retained by the Compensation Committee.
▪Balance short and long-term incentives, cash and equity and fixed and variable pay elements.
▪Performance-based annual equity awards comprising approximately 60% of the overall equity allocation to the Chief Executive Officer (“CEO”) and 50% to the rest of the NEOs.
▪Require one-year minimum vesting for equity awards, subject to certain limited exceptions.
▪Maintain a clawback policy that applies to both cash incentives and equity awards.
▪Assess and mitigate compensation risk.
▪Solicit an annual advisory vote on named executive officer compensation.
▪Maintain stock ownership guidelines.

What We Don’t Do
▪No employment agreements that provide for multi-year guarantees of salary increases, bonuses, or equity compensation without further Board or Compensation Committee approval.
▪No repricing or repurchasing of underwater stock options without stockholder approval.
▪No dividends or dividend equivalents on unearned awards.
▪No pledging or hedging of VIAVI securities.
▪No “single trigger” change in control acceleration of vesting for equity awards.
▪No excessive perquisites.
▪No excessive cash severance payments or benefits.
▪No executive pension plans.
▪No supplemental executive retirement plans.
▪No “golden parachute” tax gross-ups.

6  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance

Incentive Program – Pay-for-Performance Highlights
As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, our NEOs are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices:
▪Pay for Performance: Align executive compensation to the success of our business objectives and the VIAVI growth strategy.
▪Competitiveness: Provide competitive compensation that attracts and retains top-performing executive officers.
▪Outperformance: Motivate executive officers to achieve results that exceed our strategic plan targets.
▪Stockholder Alignment: Align the interests of executive officers and stockholders through the managed use of long-term incentives.
▪Balance: Set performance goals that reward an appropriate balance of short and long-term results.
▪Internal Pay Equity: Review of internal pay equity amongst executive officers.

94% of votes cast (for or against) were voted in favor of our executive compensation program at the Company’s annual meeting in 2024.

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  7

VIAVI at a Glance
FY25 CEO Target Total Direct Compensation
63% performance-based and 92% at risk

FY25 Incentive Plan Results (CEO)

FY25 VPP Payout	MSUs Earned in FY25	FY25 Performance
$190,687 for H1 of FY25	FY2022 MSUs: 51.00% of 3rd tranche earned	40.3 percentile TSR ranking
	FY2023 MSUs: 15.33% of 2nd tranche earned	29.6 percentile TSR ranking
$385,875 for H2 of FY25	FY2024 MSUs: 41.67% of 1st tranche earned	37.5 percentile TSR ranking
8  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

VIAVI at a Glance
CEO Compensation and Performance Alignment
See page 58 of the CD&A for more information.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  9

Corporate Governance
Corporate Governance
VIAVI believes that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. We believe good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in our business activities.
Corporate Governance Highlights
We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices, among others, include:
Sound Governance Practices
▪Annual Election of Directors
▪Majority voting for Directors in uncontested elections
▪Executive sessions of independent Directors
▪Procedures for stockholders to communicate directly with the Board
▪Stock ownership requirements for Directors and executives
▪Annual advisory vote on executive compensation
▪No pledging or hedging of VIAVI securities
▪No multi-voting or non-voting stock
▪Robust training and compliance programs, with close to 100% employee participation in our Code of Business Conduct Training
Independence and Board Composition
▪Non-executive, independent Board Chair
▪All committees are comprised of independent Directors.
▪All members of the Audit Committee are “audit committee financial experts” as defined under the rules of the SEC.
▪All Director nominees have a wide range of skills, experience, backgrounds and qualifications.
Review and Oversight
▪Annual Board, individual Director and committee evaluations
▪Risk oversight by Board and committees, including with respect to cybersecurity
▪Annual review of committee charters and Corporate Governance Guidelines

10  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Board Leadership
The Board has determined that it is in the best interest of the Company to maintain separate Board Chair and Chief Executive Officer positions. The Board believes that having an independent Director serve as Chair is the most appropriate leadership structure, as this enhances its independent oversight of management, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent Chair can more effectively lead the Board in objectively evaluating the performance of management, including the Chief Executive Officer, and guide it through appropriate Board governance processes. Richard Belluzzo serves as our independent Chair of the Board.
The duties of the Chair of the Board and Chief Executive Officer are set forth in the table below:

Chair of the Board	Chief Executive Officer

▪Sets the agenda of and presides over Board meetings
▪Contributes to Board governance and Board processes
▪Communicates with all Directors on key issues and concerns outside of Board meetings
▪Acts as the principal point of contact between management and the Board
▪Presides over meetings of stockholders

▪Sets strategic direction for the Company
▪Creates and implements the Company’s vision and mission
▪Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

Director Independence
In accordance with applicable Nasdaq listing standards, the Board, on an annual basis, affirmatively determines the independence of each Director and nominee for election as a Director. The Board has determined that each of its current non-employee Directors is an “independent director” as that term is defined by the applicable Nasdaq listing standards. The Board has also determined that each member of the Board’s standing committees is independent in accordance with applicable Nasdaq listing standards and SEC rules for the applicable committee.
In making the determination of the independence of our Directors, the Board considered whether there were any transactions between VIAVI and entities associated with our Directors or members of their immediate families, including transactions involving VIAVI and investments in companies in which our Directors or their affiliated, and determined there were none. Additionally, there are no family relationships among any of our executive officers and Directors.
9 of 10 Directors are Independent

Audit Committee	Independent
Compensation Committee	Independent
Corporate Development Committee	Independent
Governance Committee	Independent
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  11

Corporate Governance
Board Composition and Experience

The Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to VIAVI’s current and future global business and strategy.(1)
Composition of Director Nominees Reflects Alignment with Long-Term Strategy
Key Board Statistics:

8 out of 9 of our Director nominees are independent (89%). 3 out of 9 of our Director nominees are female (33%)

VIAVI regularly reviews board committee leadership, succession, and composition.	Ongoing board refreshment: 2 members of our current board were appointed in the last calendar year.

The Board considers length of tenure when reviewing nominees in order to maintain overall balance of experience, continuity, and fresh perspective.

45%	33%	22%

0 – 5 YEARS	6 – 10 YEARS	10+ YEARS

65 (Average Age)	Our Director nominees also bring a range of age and experience. The average age of our Director nominees is 65. Additionally, as part of our approach to board refreshment we maintain a mandatory retirement age in our Corporate Governance Guidelines. Under our current guidelines, Directors who reach the age of 76 are required to retire at the next annual meeting of the Company’s stockholders.

(1)For the purpose of the figures presented on this page, this information relates to our Director nominees for the 2025 Annual Meeting and is as of [_______ ] 2025. Tor Braham left the Board effective November 6, 2024 and Masood A. Jabbar’s tenure as a Director will end at the 2025 Annual Meeting.
12  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Risk Oversight

We take a comprehensive approach to risk management as we believe risk can arise in every decision and action taken by the Company, whether strategic or operational. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making. Our Board committees assist the Board in fulfilling its risk oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area.

THE BOARD
The Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces, including operational, economic, financial, legal, regulatory, cybersecurity and information technology and sustainability risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk to better understand our risk exposures and the steps that management may take to monitor and control these exposures. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.

AUDIT COMMITTEE
The Audit Committee oversees significant risks and exposures, assesses the steps management has taken to minimize such risks to the Company and discusses policies with respect to risk assessment and risk management, and coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures, as well as the Company’s cybersecurity and information technology risks, controls and procedures.

COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE
The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives and human capital management.

The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, corporate governance and responsible business initiatives and sustainability topics.

MANAGEMENT
Management is responsible for the day-to-day supervision of risk. The Company periodically conducts comprehensive enterprise risk assessment surveys covering key functional areas and business units. The results are reviewed and discussed by senior management and presented to the full Board. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board.

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  13

Corporate Governance
Information Security Oversight

Our Board considers risks from cybersecurity threats as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. As set forth in its charter, our Audit Committee, comprised fully of independent directors, is responsible for oversight of risk, including cybersecurity and information security risks. Our Audit Committee has established a Cybersecurity Steering Committee consisting of four independent directors, Laura Black (who serves as Chair of the Cybersecurity Steering Committee), Eugenia M. Corrales, Douglas Gilstrap and Joanne Solomon, as well as our Chief Information Officer (CIO), our Chief Information Security Officer (CISO) and other members of our management representing a variety of teams and functions including legal, finance, and internal audit. Members of our Cybersecurity Steering Committee have work experience managing cybersecurity and information security risks, an understanding of the cybersecurity threat landscape and/or knowledge of emerging privacy risks.

The purpose of the Cybersecurity Steering Committee is to oversee our compliance with reasonable and appropriate organizational, physical, administrative and technical measures designed to protect the confidentiality, integrity, availability, security and operations of our information technology systems, transactions, and data owned by us, by providing guidance and oversight of our information technology and cybersecurity program.

The Cybersecurity Steering Committee generally meets on a quarterly basis and receives reports from the CISO and CIO of our cybersecurity and information security risk management and strategies, covering topics such as data security posture, results from third-party assessments, progress towards key initiatives, our incident response plan, and cybersecurity threat risks, incidents and developments. The Cybersecurity Steering Committee generally delivers reports and updates to the Audit Committee once a quarter.

The Audit Committee or, at the Audit Committee’s instruction, the Cybersecurity Steering Committee regularly briefs the full Board on these matters, and the Board receives regular updates on the status of the information security program, including but not limited to relevant cyber threats, roadmap and key initiative updates, and the identification and management of information security risks. Our full Board reviews cybersecurity related opportunities as they relate to our business strategy, and cybersecurity-related matters are also factored into business continuity planning. We have protocols by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported to the Audit Committee.

For more information on cybersecurity risk management, strategy and governance, please see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the fiscal year ended June 28, 2025.
Our Information Security Oversight Structure

Information Security Team	Cybersecurity Steering Committee	Audit Committee	The Board
Human Capital Management Oversight.

The VIAVI culture is made up of the contributions of our approximately 3,700 employees worldwide (as of August 31, 2025) working across 31 countries. VIAVI is committed to promoting and maintaining an inclusive work environment that provides equal opportunities to everyone. We seek to empower our employees to develop their career through on the job experiences, by providing access to ongoing learning and building critical skills.

The CEO and the Senior Vice President of Human Resources are responsible for the development of our People Strategy and execute this with the support of the Executive Management Team. We regularly update and partner with the Compensation Committee of the Board of Directors on human capital matters. The VIAVI People Strategy articulates our talent priorities and provides the road map for the execution of human capital management in support of our business strategy.

14  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance
The Board and Its Committees

The Board has four standing committees: the Audit Committee, Compensation Committee, Corporate Development Committee, and Governance Committee. Our Audit, Compensation, Corporate Development, and Governance Committees operate pursuant to charters that have been approved by the Board, are reviewed at least annually and are available on our website at investor.viavisolutions.com/governance/committee-charters/default.aspx.
The table below indicates the composition of each of the committees of our Board (as of [___], 2025):

DIRECTORS	Richard E. Belluzzo	Keith Barnes	Laura Black	Richard John Burns	Donald Colvin	Eugenia M. Corrales	Douglas Gilstrap	Oleg Khaykin	Masood Jabbar(1)	Joanne Solomon

AUDIT COMMITTEE
COMPENSATION COMMITTEE
CORPORATE DEVELOPMENT COMMITTEE
GOVERNANCE COMMITTEE

Chair of the Board	Committee Member	Committee Chairperson	Financial Expert
(1)Masood A. Jabbar’s tenure as a Director will end at the 2025 Annual Meeting.
Board Meetings and Director Attendance
During FY25, the Board held 10 meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board and any committees on which they served during FY25 after becoming a member of the Board or after being appointed to a particular committee.
The Company encourages, but does not require, its Board members to attend the 2025 Annual Meeting. All nine then-current Directors attended the 2024 Annual Meeting.

FY25 Average Board Meeting Attendance
98%
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  15

Corporate Governance
Audit Committee

Responsibilities	Current Members(1)

The primary responsibilities of the Audit Committee are to:
Donald Colvin (Chair)
Eugenia M. Corrales(2)
Masood A. Jabbar (3)
Joanne Solomon
Meetings:
8 meetings during FY25.
Attendance:
The average attendance of the Directors at Audit Committee meetings in FY25 was approximately 96%.
Independence:
The Board has determined that all members of the Audit Committee are “independent directors” as defined in the applicable Nasdaq listing standards and meet the heightened independence standards for audit committee members under SEC rules.
Financial Experts:
The Board has determined that Audit Committee Chair Donald Colvin and Audit Committee members Eugenia M. Corrales, Masood A. Jabbar and Joanne Solomon are each “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K of the Exchange Act.
(1) Keith Barnes resigned as member of the Audit Committee effective November 1, 2024.
(2) Eugenia M. Corrales was appointed to the Audit Committee effective August 13, 2025.
(3) Masood A. Jabbar’s tenure as a Director will end at the 2025 Annual Meeting.

▪Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor;
▪Oversight of risk management and compliance; Review and pre-approve all audit services and permissible non-audit services to be performed by the Company’s independent auditor;
▪Review the Company’s quarterly and annual financial statements and related management discussion and analysis and earnings releases with management and the independent auditor;
▪Review and oversee the Company’s internal audit function;
▪Discuss with internal audit, the independent auditors and management personnel, the adequacy and effectiveness of the disclosure controls and internal controls of the Company;
▪Review and discuss reports from the independent auditors or the internal audit function regarding the Company’s auditing, accounting and financial reporting processes;
▪Review and approval of related party transactions;
▪Review and monitor the Company’s cybersecurity, artificial intelligence and other information technology risks, controls and procedures; and
▪Review climate-related disclosures in statutory and regulatory filings.

16  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Compensation Committee

Responsibilities	Current Members

The primary responsibilities of the Compensation Committee are to:
Keith Barnes (Chair)
Richard E. Belluzzo
 Richard John Burns(1)
 Douglas Gilstrap
Meetings:
4 meetings during FY25.
Attendance:
The average attendance of the Directors at Compensation Committee meetings in FY25 was 100%.
Independence:
The Board has determined that all members of the Compensation Committee are “independent directors” as defined in the applicable Nasdaq listing standards, including the heightened independence standards applicable to compensation committee members.

(1) Richard John Burns was appointed to The Compensation Committee effective August 13, 2025.

▪Oversee and provide guidance with respect to the Company’s overall compensation policies, structure and programs (including with respect to wages, salaries, cash incentives, equity plans, employee benefit plans and other benefits) for its employees and officers;
▪Annually review and approve the compensation policies applicable to the Company’s executive officers (including the Company’s named executive officers), including the relationship of the Company’s achievement of its goals and objectives to executive compensation;
▪Annually review and recommend to the Board for approval of corporate goals and objectives relevant to the compensation of the CEO, and at least annually evaluate the performance of the CEO in light of these goals and objectives;
▪Review matters related to succession planning and executive development for executive officers;
▪Oversee the implementation and administration of the Company’s equity-based incentive plans;
▪Review the results of the stockholder advisory vote regarding the Company’s executive compensation (the “Say on Pay Vote”) and make appropriate recommendations to the Board;
▪Review, approve and implement any clawback policy; and
▪Oversee the development, implementation and effectiveness of the Company’s practices, policies and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, talent management, retention, culture and health and safety.

Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the CD&A section below.

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Corporate Governance
Corporate Development Committee

Responsibilities	Current Members(1)

The primary responsibilities of the Corporate Development Committee are to:
▪Review all strategic transactions for which Board or Corporate Development Committee approval is required and make appropriate recommendations to the Board with respect to any strategic transaction for which Board approval is required;
▪Approve any strategic transaction for which approval of the Corporate Development Committee is required and report such approval to the Board; and
▪Assist management in developing effective and complete disclosures to the Board and the Corporate Development Committee of appropriate business, financial, technical and other information sufficient to enable a fully informed review and evaluation of proposed strategic transactions.

Laura Black (Chair)
Masood A. Jabbar(2)
Donald Colvin
 Meetings:
4 meetings during FY25.
Attendance:
The average attendance of the Directors at Corporate Development Committee meetings in FY25 was 100%.
Independence:
The Board has determined that all members of the Corporate Development Committee are “independent directors” as defined in the applicable Nasdaq listing standards.
(1)Tor Braham departed The Board effective November 6, 2024 and was a member of the Corporate Development Committee.
(2) Masood A.Jabbar’s tenure as a Director will end at the 2025 Annual Meeting.

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Corporate Governance
Governance Committee

Responsibilities	Current Members

The primary responsibilities of the Governance Committee are to:
Richard E. Belluzzo (Chair)
Keith Barnes
Laura Black
Meetings:
4 meetings during FY25.
Attendance:
The average attendance of the Directors at Governance Committee meetings in FY25 was 100%.
Independence:
The Board has determined that all members of the Governance Committee are “independent directors” as defined in the applicable Nasdaq listing standards.

•Develop, and annually update, a long-term plan for Board composition that takes into consideration the current strengths, weaknesses, skills and experience on the Board, anticipated retirement dates and the strategic direction of the Company;
•Assess and make recommendations concerning the size and composition of Board committees;
•Recommend to the Board the appointment of directors to Committees of the Board and the designation of Committee chairs;
▪Develop recommendations regarding the essential and desired skills and experience for potential Directors, taking into consideration the Board’s short and long-term needs;
▪Recommend to the Board nominees for election as members of the Board (in performing this function, the Board has authorized and appointed the Governance Committee to serve as the Company’s Nominating Committee);
▪Review, monitor and make recommendations regarding the orientation and ongoing performance and development of Directors, and develop, recommend and oversee continuing education programs for Directors as and when deemed appropriate;
▪Recommend appropriate Board, committee and individual Director evaluation programs to the Board and oversee the implementation and administration of such programs once approved by the Board;
▪Monitor and evaluate professional, employment and other changes affecting Directors to ensure compliance with Board guidelines and the Company’s Code of Business Conduct;
▪Review and evaluate the Company’s programs, policies and practices relating to responsible business practices and related disclosures; and
▪Review and monitor key public policy trends, issues, regulatory matters and other concerns that may affect the Company’s business, strategies, operations, performance or reputation.

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Corporate Governance
Director Evaluations
Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness, and the Board believes that the effectiveness of its Directors and committees is critical to the Company’s success and to the protection of long-term stockholder value. Every year, the Board conducts a formal evaluation of each committee, individual Directors, and the Board as a whole. Our process is designed to gauge understandings of and effectiveness in board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; board refreshment; culture; and other relevant topics, such as crisis management and sustainability perspectives and skills.
The process involves the Governance Committee, working with the Board Chair, designing this year’s evaluation process, which includes three components:(1) questionnaires and discussion with outside legal counsel, (2) individual Board Chair interviews with certain Directors, and (3) group discussions. When designing the evaluation process and questions, the Board considers the current dynamics of the boardroom, the Company, and our industries, the format of previous annual evaluations, and issues that are at the forefront of our investors’ minds.

Questionnaires
Directors reviewed a custom questionnaire, meant to gauge understandings of and effectiveness in Board and committee composition and conduct, and individual Director performance, and to identify suggested ways to implement best practices in FY26.

Individual Interviews
Directors participated in individual outside legal counsel and Board Chair interviews, which responded to questions for each of their committee assignments and identified Committee strengths and accomplishments in FY25 together with recommended changes in committee practices for FY26.

Group Discussions
In addition to reviewing questionnaires and individual Director interviews, the annual Board, committee, and Director evaluation included group discussions among certain Directors regarding the evaluation process.

Review & Report of Results
The findings of the annual Board, committee and Director evaluation process were managed by outside legal counsel and reviewed by the Corporate Legal Team to protect the anonymity and the integrity of the evaluation process, with the findings presented to the Governance Committee.

Discussion of Results
The Chair of the Governance Committee presented the results of the annual Board, committee, and Director assessment to the Board, and the Directors discussed the results and identified any appropriate follow-up actions.

Actions Taken in Response	In FY25, these assessments led to refinements to our Board and Board committee focus on board composition and succession planning, and on strategic planning and business performance/growth.
20  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Director Selection and Nomination Process
In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement Director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. Directors should be highly accomplished in their respective field, with superior credentials and recognition. In selecting Director nominees, the Committee generally seeks active and former leaders of major complex organizations, including scientific, government, educational and other non-profit institutions.
The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.
It is also the Governance Committee’s goal to nominate candidates with a range of backgrounds and capabilities, to reflect the varied perspectives of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives. In FY25, following a review of board tenure and succession planning, the Governance Committee launched a robust search process to identify new director candidates that could complement the Board’s existing skill sets and add new perspectives and core technological skills. The Governance Committee engaged an outside search firm to help identify strong candidates and the process resulted in the appointment of Richard John Burns and Eugenia M. Corrales to the Board in July 2025. Please see page 30, for biographical information for each of these board nominees.
A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee regularly evaluated the needs of the Board in terms of areas relevant to the Company’s long-term business and strategic objectives as well as considerations regarding individual and director qualifications, attributes, skills and experience.

Director nominees are identified with input from directors, search firms, stockholders, and/or members of management.

The Governance Committee evaluates Director nominee qualifications, reviews for potential conflicts, instances of over boarding and independence, and interviews candidates and recommend nominees to the Board.

The Board evaluates Director nominees, discusses impacts on the Board, and selects Director nominees for consideration at our annual meetings.

Our stockholders vote on Director nominees at our annual meetings.
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Corporate Governance
Stockholder Recommendations for Board Candidates
The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for Director positions may do so by providing a timely notice in writing to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, providing the proposed candidate’s curriculum vitae and other information specified in the Company’s Bylaws, which can be found at
www.viavisolutions.com. There are no differences in the way in which the Governance Committee evaluates nominees for Director when the nominee is recommended by a stockholder. For information about how stockholders can nominate candidates for Director positions, please see “General Information About the Annual Meeting” below.

Board Succession and Refreshment

Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden the views and experience represented on the Board. The Board seeks the most qualified candidates and focuses on ensuring the Board has a wide range of perspectives, skills, backgrounds, and experience. The Board continues to develop plans for Board succession and to closely monitor board composition relative to succession planning, including taking into account years of service, managing retirements and building upon the skill sets of our newer Board members.

The Board has also developed a skill set matrix that more concretely identifies valuable skills of current board members and assists the board with recruiting candidates with skill sets that complement the board’s effectiveness and continues to evolve with the Company’s strategy and needs. Forty-five (45%) percent of our Board nominees have been a new nominee in the last six years.

Majority Voting and Director Resignation and Retirement Policy

Our Bylaws provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. All our Director nominees have agreed to tender their resignation if they do not receive the required majority in accordance with the Bylaws. Further, in accordance with our Corporate
Governance Guidelines, our Director nominees have agreed to tender their resignation in other circumstances, including in connection with a change in employment or other circumstances that adversely affect their capacity to serve as a member of the Board, or in the case of non-employee Directors may affect their independence. Additionally, the Corporate Governance Guidelines provide that Directors who reach the age of 76 shall retire at the next annual meeting of the Company’s stockholders.

Director Onboarding and Continuing Education

The Company offers an orientation program to new Directors, which includes presentations providing an overview of the Company’s business strategies, financial and accounting systems, risk management and internal controls, Code of Business Conduct and compliance programs, and internal and independent auditors. This orientation includes introductions to senior management and, where practicable, visits to Company facilities. Directors are also expected to complete continuing education programs.

22  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance

Communication between Stockholders and Directors
Stockholders may communicate with the Company’s Board through the Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chair of the Board, c/o Company Secretary, Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Code of Business Conduct
The Company has adopted a Code of Business Conduct for its Directors, officers and other employees. The Audit Committee is responsible for oversight of the ethics programs as established by management and the Board. The Audit Committee also maintains oversight of approvals and waivers to the Code of Business Conduct.

The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at https://www.viavisolutions.com/en-us/literature/code-business-conduct-en.pdf.
Insider Trading Policy

We have adopted policies and procedures governing the purchase, sale, and other dispositions of our securities by all Directors, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties, as well as by VIAVI itself (such policies and procedures, our “Insider Trading Policy”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Our Insider Trading Policy prohibits covered persons from trading in Company securities while in possession of material, non-public information about the Company, among other things. Directors and Section 16 officers must also pre-clear their transactions in Company securities and, along with other insiders, are subject to certain blackout periods. Our Insider Trading Policy includes trading plan guidelines and procedures for directors, Section 16 officers and other covered persons who choose to adopt a trading plan pursuant to Exchange Act Rule 10b5-1 as an exemption to the trading restrictions in our Insider Trading Policy.

The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to our Insider Trading Policy, a copy of which is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025. For more information on our Insider Trading Policy, please see page 71 under Other Important Compensation Practices in the CD&A section.

Management Succession Planning
Our Board believes that effective management of succession planning, particularly for our executive officers, has played an important role in the past successful transitions of executive officers and is important for the continued advancement of VIAVI. Pursuant to our Compensation Committee Charter, the Compensation Committee will at least annually review succession, retention and management development plans for our CEO and the company’s other executive officers, and report to the Board on these matters. The criteria used to assess potential candidates are formulated based on the Company’s strategic priorities, and include having the ability to perform and transform, and build talent and culture, and having a growth mindset and breadth of perspective. The Compensation Committee is responsible for follow-up actions with respect to succession planning, as may be delegated by our Board from time to time.
On at least an annual basis, our CEO will make detailed presentations to our Board on executive officer plans and individual development plans for identified successors.
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Corporate Governance
Stockholder Engagement
We recognize the importance of regular and transparent communication with our stockholders. Each year, we engage with our stockholders including our top institutional investors.
Our Stockholder Engagement Program
Stockholder engagement is essential to our ongoing review of our corporate governance, responsible business initiatives and sustainability practices, and executive compensation programs and practices. Executive management, Investor Relations, Human Resources and the Corporate Secretary engage with stockholders from time to time to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and sustainability practices.
In addition to one-on-one engagements, we communicate with stockholders through a number of routine forums, including:
■Quarterly earnings presentations;
■SEC filings;
■The Annual Report and Proxy Statement;
■The annual stockholders meeting; and
■Investor meetings, conferences and web communications.
We relay stockholder feedback and trends on corporate governance, responsible business and executive compensation developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.
FY25 Stockholder Engagement
In FY25, we engaged with stockholders representing approximately 45% of our outstanding shares, who generally did not raise any significant concerns regarding our business. We will continue to seek out and consider stockholder feedback in the future.

24  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Corporate Governance
Responsible Business Initiatives

While VIAVI experienced a challenging macroeconomic environment in FY23 and FY24, followed by a recovery and growth year in FY25, our approach to sustainability has remained consistent, while navigating increasing stringent global environmental and regulatory standards. We are focused on helping our customers succeed, creating a more inclusive workforce, and making our business more sustainable. Our Sustainability Executive Steering Committee continues to focus on ensuring ongoing alignment of our sustainability practices with our business strategy. The Sustainability Executive Steering Committee exercises oversight with respect to our sustainability and responsible business programs, investments and goals and works to balance the near-term needs of the business and our sustainability priorities.
For more information regarding our responsible business and sustainability initiatives, progress to date and related matters, please visit the Sustainability section of our corporate website, which can be found at https://www.viavisolutions.com/en-us/corporate/about-us/sustainability.
Board, Committee and Management Oversight of Sustainability
Our Board and its committees play important roles in overseeing sustainability matters.

THE BOARD

Our Board is responsible for oversight of key sustainability risks and opportunities as well as alignment of responsible business initiatives and sustainability practices with our business strategy.

GOVERNANCE COMMITTEE

Review and evaluate the Company’s responsible business programs, policies, and practices, required disclosures and sustainability report.
Review and monitor key public policy trends, issues, regulatory matters, and other concerns that may affect the Company’s business, strategies, operations, performance, or reputation.
Focus on board refreshment and succession and nominate Director candidates with a broad range of backgrounds and capabilities which reflect the viewpoints of the Company’s stakeholders (security holders, employees, customers, and suppliers), while emphasizing core excellence in areas pertinent to our long-term business and strategic objectives.

COMPENSATION COMMITTEE	AUDIT COMMITTEE
Oversee the development, implementation, and effectiveness of the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, talent management, retention, culture, and health and safety.
Oversee significant risks or exposures, assess the steps management has taken to minimize such risks to the Company and discuss policies with respect to risk assessment and risk management, including with respect to cybersecurity and other information technology risks. Review climate-related disclosures in statutory and regulatory filings.

SUSTAINABILITY EXECUTIVE STEERING COMMITTEE
Our senior executive-level Sustainability Executive Steering Committee is responsible for senior management-level oversight of our responsible business initiatives and sustainability programs, investments and goals, aligning sustainability practices with our overall business strategy and providing guidance to the Sustainability Program Committee. The members of the Sustainability Program Committee represent a variety of teams and functions, including legal, investor relations, human resources, environmental, health and safety, product compliance, supply chain, finance and marketing.

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  25

Proposal 1	Election of Directors
Our Board currently consists of 10 directors, 9 of whom are nominated and standing for election at the 2025 Annual Meeting. Masood A. Jabbar, who has served as a Director on VIAVI’s Board since 2006, expressed a desire not to be renominated and was not renominated as a result. We are asking our stockholder to vote “FOR” nine nominees for election as Directors, each to serve on our Board for a one-year term until the 2026 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or, if earlier, the Director’s resignation, removal, or death. Seven of the nine nominees were previously elected by stockholders at the 2024 Annual Meeting of Stockholders. The Board believes that each of the nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.
Our Director Nominees

					Committees

Nominee	Age	Occupation	Director Since	Independent	Audit	Compensation	Corporate Development	Governance
Richard E. Belluzzo (Board Chair)	71	US Venture Partner of Innogest SGR SpA	February 2005	Yes
Keith Barnes	74	Former Chief Executive Officer and Chair of the Board of Verigy Ltd.	October 2011	Yes
Laura Black	64	Managing Director of Needham & Company, LLC	February 2018	Yes
Richard John Burns	62	Former President of Teradyne	July 2025	Yes
Donald Colvin	72	Former Interim Chief Financial Officer of Isola Group Ltd.	October 2015	Yes
Eugenia M. Corrales	60	Former Chief Executive Officer at Nefeli Networks, Inc.	July 2025	Yes
Douglas Gilstrap	62	Former Senior Industrial Advisor and Venture Partner at EQT and TCV	November 2022	Yes
Oleg Khaykin	60	Chief Executive Officer of Viavi Solutions Inc.	February 2016	No
Joanne Solomon	59	Former Chief Financial Officer of Maxeon Solar Technologies	February 2022	Yes
		Committee Member			Committee Chair
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.
26  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 1
Considerations in Director Selection
The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc.
It is the Governance Committee’s goal to nominate candidates with a broad range of backgrounds and capabilities, better equipping the Board as a whole to address the needs of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.

The Board believes that it is necessary for each of the Company’s Directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials.

In addition, in selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  27

Proposal 1
Qualifications, Attributes, Skills and Experience of our Director Nominees

The table below summarizes the key qualifications, skills, attributes and experience that the Board believes are most relevant to its decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the Director does not possess that qualification, skill, attribute or experience.

Qualifications, Expertise and Attributes	Richard E. Belluzzo	Keith Barnes	Laura Black	Richard John Burns	Donald Colvin	Eugenia M. Corrales	Douglas Gilstrap	Oleg Khaykin	Joanne Solomon
LEADERSHIP AND EXECUTIVE EXPERIENCE
GLOBAL BUSINESS PERSPECTIVE
INDUSTRY KNOWLEDGE
INSTITUTIONAL KNOWLEDGE
HUMAN CAPITAL MANAGEMENT
FINANCIAL/ AUDIT
CYBERSECURITY/ PRIVACY/RISK
STRATEGIC TRANSACTIONS/M&A
SALES AND MARKETING
TECHNOLOGY
28  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 1

Director Nominee Skills
The qualifications, attributes, skills, and experience of our nominees and Directors were assessed using the following definitions:

DIRECTOR NOMINEE SKILLS

LEADERSHIP AND EXECUTIVE EXPERIENCE	Oversaw the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role at a public company. Previous Board experience at a public company.
GLOBAL BUSINESS PERSPECTIVE	Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).
INDUSTRY KNOWLEDGE	Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.
INSTITUTIONAL KNOWLEDGE	Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.
HUMAN CAPITAL MANAGEMENT	Experience recruiting, managing, developing and optimizing a company's human resources to maximize its business value.
FINANCIAL/ AUDIT	Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes
CYBERSECURITY/ PRIVACY/RISK	Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.
STRATEGIC TRANSACTIONS/M&A	A history of leading growth through acquisitions, other business combinations and strategic partnership transactions.
SALES AND MARKETING	Experience in sales management, marketing campaign management, advertising or public relations.
TECHNOLOGY	A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  29

Proposal 1
Director Nominee Biographies
Certain individual qualifications and skills of our Directors that contribute to the Board’s effectiveness as a whole are described below. Biographical information is as of the date of this Proxy Statement.

Richard E. Belluzzo
Age 71
Director Since: February 2005
Chair of the Board Since: November 2012
Experience:

Mr. Belluzzo served as interim Chief Executive Officer of VIAVI from August 2015 through February 2016. Mr. Belluzzo has served as US Partner of Innogest SGR SpA, a European Venture Fund from February 2015 to July 2025. From April 2011 to August 2012, he served as Executive Chair of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chair and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. Before Silicon Graphics, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo previously served on the boards of Quantum Corporation and PMC-Sierra, and previously served as the Chair of the Board of Directors, a member of the Governance and Nominating Committee, and Chair of the Compensation Committee of InfoBlox.

Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years: None

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board as its independent Chair and to its Compensation and Governance Committee.
Keith Barnes
Age 74
Director Since: October 2011
Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chair of the Board of Verigy from 2008 through 2011. Prior to that, he was Chair and Chief Executive Officer of Electroglas, Inc from 2003 through 2006 and Chair and Chief Executive Officer of Integrated Measurement Systems, Inc. from 1995 through 2001. Mr. Barnes is Chairman of the Board of Directors, Chair of the Compensation Committee, and member of the Governance and Nominating Committee of Knowles Corporation. Within the past five years, Mr. Barnes also served on the Board of Director of Rogers Corporation.

Other Current Public Company Boards:
Knowles Corporation

Former Public Company Boards in Last Five Years:
Rogers Corporation

Qualifications:
Mr. Barnes’ extensive management experience as Chief Executive Officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, provide important perspective and expertise as a Director and Chair of the Compensation Committee and a member of the Governance Committee.

30  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies

Richard John Burns
Age 62
Director Since: July 2025
Experience:
From 2007 through June of 2025, Mr. Burns worked at Teradyne in a variety of engineering leadership roles, serving most recently as President of the Semiconductor Test Division since 2020. Prior to that role, he served as Vice President of Engineering from April 2016 to December 2020 and prior to that he was Sr. Director, Hardware Engineering from February 2007 to April 2016. From January 2001 to February 2007, Mr. Burns worked at Mindspeed Technologies, serving as Vice President of Engineering and Vice President and General Manager of Broadband Internetworking Systems. Prior to that, from June 1997 to January 2001 Mr. Burns was Director of Engineering at Conexant Systems. From February 1995 to June 1997 he was Manager of Digital Circuits Department at Hughes Communications Products. From September 1993 to February 1995 he served as Manager of ASIC Development at Hughes Industrial Electronics. He began his career in November 1981 with Hughes Missile Systems as Head, Analog LSI Section. Mr. Burns earned a Bachelor of Science in Physics from the University of California Los Angeles and a Master of Science in Electrical Engineering from California State University Northridge.
Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years: None

Qualifications:

Mr. Burns’ background in driving product innovation, developing new technologies, and executing strategic growth initiatives are valuable both from an operational perspective and also in assisting the Board in evaluating strategic opportunities.

Laura Black
Age 64
Director Since: February 2018
Experience:
Ms. Black has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm since 1999. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple mergers and acquisitions transactions. From July 1995 to February 1999, she served as a Managing Director of Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin- off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black is currently a member of the Board of Directors, Chair of the Nominating and Governance Committee and member of the Audit Committee of Ichor Holdings, Ltd. Ms. Black is also currently a member of the Board of Directors and Interim Chair of the Audit Committee of Sakuu Corporation. Within the last five years, Ms. Black also served as a member of the Board of Directors and Chair of the Audit Committee of Super Micro Computer, Inc.
Other Current Public Company Boards:
Ichor Holdings, Ltd.

Former Public Company Boards in Last Five Years:
Super Micro Computer, Inc.

Qualifications:
Ms. Black’s investment banking background and substantial experience with mergers and acquisitions and technology- focused firms as well as her experience as a public company audit committee chair, bring important perspective and expertise to the Board and its Corporate Development Committee and assist the Board in evaluating strategic opportunities.

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Proposal 1

Director Nominee Biographies

Donald Colvin
Age 72
Director Since: October 2015
Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin recently joined the Board of Directors of Maxeon Solar Technologies and is Chairman of the Board of Directors, member of the Audit Committee and Chair of the Compensation Committee. Mr. Colvin also serves as a member of the Board of Directors and Chair of the Audit Committee of Agilysys, Inc. and was previously a Director of Applied Micro Circuits Corp.

Other Current Public Company Boards:
Maxeon Solar Technologies
Agilysys, Inc.

Former Public Company Boards in Last Five Years: None
Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of Directors provide valuable perspective on the Company’s operations and opportunities and provide valuable perspective and expertise as a Director and Chair of the Audit Committee and member of the Corporate Development Committee.

Eugenia M. Corrales
Age 60
Director Since: July 2025
Experience:
Ms. Corrales was Chief Executive Officer at Nefeli Networks, Inc. from January 2018 to December 2024. From December 2023 to present, Ms. Corrales has served as a strategic advisor to several AI and technology companies. From 2015 to 2017, Ms. Corrales served as Senior Vice President, Solutions Group at ShorTel. Prior to that, from 2013 to 2015, Ms. Corrales served as Vice President and General Manager of the Data Systems Group at Cisco Systems. Ms. Corrales has worked for thirty-five years in a variety of roles in operations, engineering and strategy within the telecommunication and technology industries. She began her career at Hewlett Packard.

Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years:
Meta Materials Inc.

Qualifications:

With a career that spans both Fortune 500 companies and high-growth startups, Ms. Corrales brings a unique blend of strategic insight and operational expertise that aligns well with the Company’s mission and market position. Having worked extensively in the networking, cloud infrastructure, and telecommunications sectors, including leadership roles at Cisco Systems and ShoreTel, Ms. Corrales has a strong understanding of the testing, measurement, and assurance technologies that are core to Company’s business. Her prior experience as a public company board member, CEO at multiple companies, oversight of business units and financial acumen are valuable to the Audit Committee and Board.
32  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Nominee Biographies
Douglas Gilstrap
Age 62
Director Since: November 2022
Experience:
Mr. Gilstrap has worked in the technology and telecommunication sector for 25 plus years. He is still active on private equity boards. He is also the Chairman and CEO of Zentro, a privately held internet service provider. He is also an active venture capital investor. Mr. Gilstrap focuses on growth related investments in the technology infrastructure area for enterprise and service provider markets. From 2014 to 2022, Mr. Gilstrap served as Senior Industrial Advisor and Venture Partner at EQT and TCV. From 2009 to 2014, Mr. Gilstrap served as global Chief Strategy Officer at Ericsson. From 2003 to 2006 he was Head of Strategy at Cable and Wireless. Prior to that, from 2000 to 2003 he served as CEO of Radianz, a global financial enterprise data network. Before that, from 1995 to 2000 he was COO of Equant Networks, a public global data network services company. Radianz and Equant are now divisions of BT and Orange, respectively. Mr. Gilstrap started his career as a CPA for Arthur Andersen in 1985.

Other Current Public Company Boards:
None

Former Public Company Boards in Last Five Years: None
Qualifications:

Mr. Gilstrap has had chairman and board roles as well as global C-level, finance, strategy, sales and transactional background in telecommunication and technology companies. He has extensive IPO and public equity experience with companies based in France, US, Netherlands, UK and Sweden. He is currently a Chairman and/or Board director for various telecommunication PE backed technology companies with companies valued greater than $10B. His global technology and telecommunication experience allows him to contribute to the board from a market and strategy perspective.

Joanne Solomon
Age 59
Director Since: February 2022
Experience:
Ms. Solomon served as Chief Financial Officer of Maxeon Solar Technologies Ltd. from January 2020 to March 2021. From July 2017 to September 2019, she served as Chief Financial Officer at Katerra Inc. In June 2021, Katerra Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Prior to that, she worked for sixteen years at Amkor Technology, Inc., one of the world's largest providers of semiconductor packaging and test services, in various roles including CFO. Solomon began her career at Price Waterhouse. Ms. Solomon joined the Board of Directors of Ultra Clean Technologies Inc. in February 2025.

Other Current Public Company Boards:
Ultra Clean Technologies, Inc.

Former Public Company Boards in Last Five Years: None
Qualifications:
Ms. Solomon's financial expertise and service provide valuable perspective to the Board and as a member of the Audit Committee. She brings extensive leadership experience and deep technology industry knowledge. Ms. Solomon earned a Bachelor of Science in Business Accounting from Drexel University and a Master of Business Administration in International Management from Thunderbird School of Global Management.

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  33

Proposal 1
Director Nominee Biographies
Oleg Khaykin
Age 60
Director Since: February 2016
Experience:
Mr. Khaykin joined VIAVI in February 2016 as President and Chief Executive Officer. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and Chief Executive Officer of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola, Inc. Mr. Khaykin is currently a member of the Board of Directors of Avnet, Inc. where Mr. Khaykin serves on the Audit Committee and chairs the Technology and Risk Committees. Within the past five years, Mr. Khaykin also served as Chair of the Executive Compensation Committee and member of the Nominating and Governance Committee of Marvell Technology Group.

Other Current Public Company Boards:
Avnet, Inc.

Former Public Company Boards in Last Five Years:
Marvell Technology Group
Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.

34  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 1
Director Compensation
Director Compensation Highlights
▪Emphasis on equity in the overall compensation mix.
▪Equity grants under a fixed-value annual grant policy which vest on the earlier of the one year anniversary of the grant date or the next annual meeting of stockholders.
▪No performance-based equity awards.
▪Stock ownership guidelines set at three times the annual retainer to support stockholder alignment.
▪Policies prohibiting hedging, pledging and insider trading by our Directors.
▪No per-meeting fees.
▪An annual limit on total Director compensation.
Purpose
Our Director compensation program is designed to attract and retain highly qualified non-employee Directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non- employee Directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interest of Directors and stockholders.
Process for Determining Non- Employee Director Compensation
Decisions regarding our non-employee Director compensation program are approved by the full Board based on recommendations by the Compensation Committee. In making such recommendations, the Compensation Committee takes into consideration the Director compensation practices of peer companies, the current and expected level of service of Directors, and whether such recommendations align with the interests of our stockholders. Like the compensation of our executive officers, the Compensation Committee reviews the total compensation of our non-employee Directors and each element of our Director compensation program annually. At the direction of the Compensation Committee, Compensia, the Compensation Committee’s independent consultant, annually analyzes the competitive position of the Company’s Director compensation program against the peer group used for executive compensation purposes.
Changes to Non-Employee Director Compensation for FY25
In August 2024, Compensia reviewed the competitive position of the compensation for non-employee directors and recommended an increase to the value of the annual equity award, an increase to the Board Chair annual retainer and an increase to the Compensation Committee member retainer, given the Company’s competitive positioning relative to its peers, inflation and that director compensation had remained unchanged since November 2021. As a result, the annual equity award dollar value was increased from $210,000 to $220,000, the annual retainer for the Board Chair was increased from $75,000 to $80,000 and the annual retainer for Compensation Committee members was increased from $10,000 to $15,000, all effective as of November 6, 2024.
Director Compensation Governance
Our stockholder-approved Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) provides that the aggregate value of all compensation paid or granted, as applicable, to any non-employee Director with respect to any fiscal year, including awards granted under the 2003 Plan and cash fees paid by us to such non-employee Director, will not exceed $1,000,000 in total value.
Our non-employee Directors are subject to Director stock ownership guidelines and prohibitions on hedging, pledging and insider trading. Please see our Compensation Discussion and Analysis below for more information. As of September 23, 2025, our Directors have either satisfied their stock ownership requirement or have time to satisfy the requirement.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  35

Proposal 1
FY25 Director Compensation Program
Our FY25 non-employee Director compensation is described in its entirety in the table below:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Annual Retainer	$70,000, paid in quarterly installments in arrears.
General Board Service – Equity
Annual RSU Grant	Grant value of $220,000; Number of shares determined using 30 calendar day average stock price prior to date of grant; made under the 2003 Equity Incentive Plan. Granted on the first business day following the date of each annual meeting of the Company’s stockholders
Vesting Schedule	Vest on the earlier of the one year anniversary of the grant date or the next annual meeting of stockholders

		Chair	Member
Committee Service Annual Retainer	Audit	$32,000	$15,000
	Compensation	$24,000	$15,000
	Governance/Corporate Development/ Cyber Risk	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer		$80,000
Non-employee Directors are also reimbursed for travel and other out-of-pocket expenses in connection with their attendance at Board and committee meetings.
36  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 1
2025 Director Compensation Table
This table below describes the compensation earned by each non-employee Director who served in FY25. Mr. Khaykin received no compensation as a Director.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Keith Barnes	116,500	247,055	363,555
Richard E. Belluzzo	175,000	247,055	422,055
Laura Black	107,500	247,055	354,555
Tor Braham(3)	38,750	—	38,750
Donald Colvin	109,500	247,055	356,555
Douglas Gilstrap	92,500	247,055	339,555
Masood A. Jabbar	92,500	247,055	339,555
Joanne Solomon	92,500	247,055	339,555
(1)Oleg Khaykin, our President and Chief Executive Officer, is not included in this table as he is an employee of the Company and as such received no compensation for his services as a Director. His compensation is disclosed in the Summary Compensation Table.
(2)The amounts shown in this column represent the grant date fair values of RSU awards issued pursuant to the Company’s Amended and Restated 2003 Equity Incentive Plan on November 7, 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee Directors. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for FY25 filed with the SEC on August 11, 2025. For information regarding the number of unvested RSUs held by each non-employee Director as of the end of FY25, please see the table below.
(3)Tor Braham departed from the Board, effective November 6, 2024.

Non-Employee Director	Unvested Restricted Stock Units Outstanding At Fiscal Year End
Mr. Barnes	23,529
Mr. Belluzzo	23,529
Ms. Black	23,529
Mr. Braham(1)	—
Mr. Colvin	23,529
Mr. Gilstrap	23,529
Mr. Jabbar	23,529
Ms. Solomon	23,529
(1)Mr. Braham departed from the Board, effective November 6, 2024. As a result, he did not receive an RSU grant for FY25.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  37

Proposal 2

Proposal 2	Ratification of Independent Auditors
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for the fiscal year ending June 27, 2026. The Board asks stockholders to ratify that selection. Although current law, rules, and regulations, and the charter of the Audit Committee require the Audit Committee to engage, retain, and supervise VIAVI’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of PwC for ratification by stockholders as a matter of good corporate practice.
The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:
▪Quality and performance of the lead audit partner and the overall engagement team;
▪Knowledge of the Company’s industries and operations;
▪Global capabilities and technical expertise:
▪Auditor independence and objectivity; and
▪The potential impact of rotating to another independent audit firm.
The Audit Committee’s oversight of PwC includes regular private sessions with PwC, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage PwC. Considerations concerning auditor independence include:
▪Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by PwC in accordance with VIAVI’s pre-approval policy.
▪Audit partner rotation: PwC rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.
▪PwC’s internal independence process: PwC conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.
▪Strong regulatory framework: PwC, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Based on these considerations, the Audit Committee believes that the selection of PwC is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of PwC. If stockholders do not ratify the appointment, the Committee will reconsider its decision.
Representatives of PwC are expected to be present at the 2025 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended June 28, 2025 and June 29, 2024, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$3,644,000	$2,969,937
Audit-Related Fees(2)	—	—
Tax Fees(3)	275,000	254,433
All Other Fees(4)	4,500	4,500
Total	$3,923,500	$3,228,870
(1)Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings. Audit Fees in FY25 include fees for audit services performed in connection with the Inertial Labs, Inc. acquisition.
(2)There were no Audit-Related Fees in FY25 and FY24.
(3)Tax Fees for FY25 and FY24 include professional services rendered in connection with transfer pricing consulting, tax audits, tax planning services and other tax compliance and consulting.
(4)All Other Fees are related to certain software subscription fees for FY25 and FY24.
38  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 2
For FY25, the Audit Committee considered whether audit- related services and services other than audit-related services provided by PwC impacted the independence of
PwC and concluded the firm remained independent.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit
Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided by the independent auditors were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2026.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  39

Audit Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Audit Committee of the Board is responsible for, among other things, assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee Directors, all of whom satisfy the independence, financial literacy and experience requirements of the SEC, rules applicable to Nasdaq-listed issuers, and any other regulatory requirements, as applicable. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as an “audit committee financial expert” as defined by the SEC.
Management has the primary responsibility for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the scope of the independent audits, the results of the audits, including critical audit matters (“CAMs”), and other non-audit services provided by the Company’s independent registered public accounting firm.
The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 28, 2025.
Review with Management
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
The Audit Committee has discussed with PricewaterhouseCoopers (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.
During the course of FY25, management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for FY26.
Conclusion
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025.
Audit Committee
Donald Colvin, Chair
Keith Barnes
Masood A. Jabbar
Joanne Solomon

40  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Executive Officers
The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	60	President and Chief Executive Officer (“CEO”)
Ilan Daskal	60	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	62	Executive Vice President and Chief Marketing and Strategy Officer
Mike Petrucci	67	Chief Operations Officer
Luke Scrivanich	63	Senior Vice President and General Manager, Optical Security & Performance Products (OSP)
Kevin Siebert	56	Senior Vice President, General Counsel and Secretary
Gary Staley	58	Senior Vice President, Global Sales, Network and Service Enablement
Oleg Khaykin
For information regarding Oleg Khaykin, please refer to Proposal No. 1, “Election of Directors,” on page 26 above.
Ilan Daskal joined the Company in November 2023 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Daskal served as Chief Financial Officer and Executive Vice President at Bio-Rad Laboratories, Inc. from April 2019 to November 2023. Prior to that, Mr. Daskal worked at Lumileds as Chief Financial Officer from May 2017 to January 2019. From Oct 2008 to Jan 2015 Mr. Daskal served as Chief Financial Officer and Executive Vice President at International Rectifier Corporation. Prior to that, Mr. Daskal served as Vice President Finance & Business Administration at Infineon Technologies North America from June 2001 to September 2008. Mr. Daskal has a B.B. in Accounting from the Tel-Aviv College of Business and holds a Master’s degree in Finance from City University of New York.
Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was Chief Executive Officer of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.
Mike Petrucci joined the Company in April 2025 as Senior Vice President and Chief Operations Officer. Prior to joining the Company he served as Vice President Global Operations at BP America Inc. from 2012 to 2018. From 2007 to 2012 he was President and CEO at BP Solar. Prior to that he was President and General Manager at Amkor Technology Inc. from 2000 to 2007. Before that, Mr. Petrucci held increasing senior roles including Director Engineering & Quality, Director North America Operations and Senior Director Engineering & Quality at Compaq Computer Corporation from 1997 to 2000. From 1995 to 1997 he was Manager Advanced Manufacturing at Amkor Technology. Prior to that he was Manager Advanced Technology at Compaq Computer Corporation from 1988 to 1995. Mr. Petrucci holds a Master of Business

Administration from The University of St. Thomas, a Master of Science and Engineering from The Pennsylvania State University and a B.S from Pennsylvania State University.
Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to
joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.
Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in- house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.
Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network and Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of America Sales for Fluke Networks from 2010 to 2012. Earlier roles included sales leadership positions at Verizon, Alcatel-Lucent, AboveNet, Dell Technologies, Imperva and Firescope. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  41

Proposal 3	Advisory Vote on Executive Compensation
Pursuant to section 14A of the Exchange Act, stockholders have the opportunity to cast an annual non- binding, advisory vote on the compensation of our NEOs. Accordingly, we are asking you to approve the following resolution at the 2025 Annual Meeting:
“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
You are encouraged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis (“CD&A”), along with the accompanying tables and narrative disclosure, which describe the compensation of our NEOs.
Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and will consider the results of the vote when making future compensation decisions. It is expected that the next advisory vote on the compensation of the Company’s NEOs will be held at the 2026 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
42  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Proposal 4	Amendment and Restatement of 2003 Equity Incentive Plan

We are asking our stockholders to approve the amendment and restatement of our 2003 Equity Incentive Plan (the “2003 Plan”), as amended and restated by our Board on September 18, 2025, to, among other things, (i) increase the number of shares of common stock reserved for issuance under the 2003 Plan by 10,500,000 shares, and (ii) make certain other best practice, tax provisions and administrative changes to the 2003 Plan (the 2003 Plan, as amended and restated, the “Amended Equity Incentive Plan”).
The approval of the Amended Equity Incentive Plan by our stockholders is important because the number of shares currently authorized for issuance under our 2003 Plan is not expected to be sufficient to meet our needs over the next year. in FY25, we closed the acquisition of Inertial Labs, adding approximately 157 employees. We anticipate that our previously announced acquisition of the High-Speed Ethernet and Network Security Testing business lines of Spirent Communications plc will close in the fall of 2025, adding approximately 500 new employees to VIAVI. If our stockholders do not approve this proposal, then the proposed increase in the number of shares available for issuance and the other proposed amendments will not become effective.
Reasons to Approve the Amended Equity Incentive Plan
The Board recommends a vote in favor of the Amended Equity Incentive Plan because the Board believes the Amended Equity Incentive Plan is in the best interests of the Company and our stockholders for the following reasons:
▪Aligns non-employee director, employee, and stockholder interests. We currently provide restricted stock units (“RSUs”) to a broad-based group of our employee population as well as our non-employee directors. We also provide RSUs with service- and performance-based vesting conditions to our executive officers. We believe that our stock-based compensation programs, along with our stock ownership guidelines for our non-employee directors and executives, help align the interests of our non-employee directors, executives, and employees with the interests of our stockholders by giving them a sense of ownership and long-term personal involvement in and accountability for the development and financial success of the Company. We expect our previously announced acquisition of the High-Speed Ethernet and Network Security Testing business lines of Spirent Communications plc to close in the fall of 2025, adding approximately 500 new employees to VIAVI. If the Amended Equity Incentive Plan is approved, we will be able to continue to use equity to align the interests of our non-employee directors, executives, and employees with the interests of our stockholders.
▪Attracts and retains talent. Talented, motivated, and effective executive officers and employees are essential to execute our business strategies and propel our business forward. Stock-based compensation has been a critical component of total compensation at the Company for many years because this type of compensation enables the Company to effectively recruit and retain executive officers and other employees in a competitive market for talent while encouraging them to act and think like owners of the Company. If the Amended Equity Incentive Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.
▪Supports our pay-for-performance philosophy. A significant portion of total compensation for our executive officers is equity-based incentive compensation tied to the achievement of our stock price performance. We use incentive compensation to help reinforce desired business results and to motivate executives to make decisions to produce those results. If the Amended Equity Incentive Plan is approved, it will continue to support our pay-for-performance philosophy.

▪Avoids disruption in our compensation programs and mitigates the need for significant cash compensation. We consider equity compensation to be a vital element of our employee compensation programs. We believe that, if stockholders approve the Amended Equity Incentive Plan, the additional shares reserved under the Amended Equity Incentive Plan will be sufficient to enable us to grant stock awards for approximately the next two years, based on historical grant and forfeiture levels, the recent market prices of our common stock, and the anticipated use of stock awards as an incentive and retention tool. If the Amended Equity Incentive Plan is not approved, we would need to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily support our goals of strengthening longer-term retention and aligning employee interests with those of our stockholders. Additionally, replacing equity with cash would increase our cash compensation expense and significantly deplete cash that could be better utilized for other strategic purposes or returned to stockholders.
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▪Balances appropriately our need to attract and retain talent with stockholder interests regarding dilution. We recognize the dilutive impact of our equity compensation programs on our stockholders, and we continuously strive to balance this concern with the competition for talent, competitive compensation practices, and the need to attract and retain talent. As described in more detail below under the heading “Dilution, Overhang and Burn Rate,” we believe the Amended Equity Incentive Plan is not excessively dilutive to our stockholders given our overhang and that our three-year average annual gross burn rate is 1.9% and our three-year average net burn rate is 1.8%.
▪Protects stockholder interests and embraces sound stock-based compensation practices. As described in more detail below under the heading “The Amended Equity Incentive Plan Reflects Governance Best Practices,” the Amended Equity Incentive Plan includes features that are consistent with the interests of our stockholders and sound corporate governance practices.
Summary of Material Changes to the Amended Equity Incentive Plan
Summary of Material Changes to the Amended Equity Incentive Plan

The 2003 Plan is being amended to provide, among other things, for the following:

▪Increase Share Reserve. Increase share reserve by 10,500,000 shares.

▪Rename Plan. Rename the 2003 Plan to be the “Viavi Solutions Inc. Equity Incentive Plan.”

▪Provide for Incentive Stock Option Limit. Provide that incentive stock options may not be granted without stockholder approval following the ten-year anniversary of the Board’s approval of the Amended Equity Incentive Plan.

▪Clarify Which Shares May Be Reissued Under the Amended Equity Incentive Plan. Clarify that awards granted under the Amended Equity Incentive Plan that are paid out in cash rather than shares and awards granted in assumption or substitution of awards previously granted by an acquired company will not reduce the number of shares available for issuance under the Amended Equity Incentive Plan.

▪Clarify Plan Administrator’s Authority under the Amended Equity Incentive Plan. Clarify that determinations under the Amended Equity Incentive Plan by the plan administrator need not be uniform.

▪Update the Types of Performance Criteria that May Apply to Awards.

▪Include Section 409A References. Include certain references to Section 409A of the Internal Revenue Code of 1986, as amended and restated (the “Code”) to ensure compliance with Section 409A.

In addition to the foregoing, the Amended Equity Incentive Plan includes a number of other clarifying, conforming and clean-up changes.

The Amended Equity Incentive Plan Reflects Governance Best Practices
Our Amended Equity Incentive Plan include additional provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
▪No Repricing or Buyout of Underwater Options or Stock Appreciation Rights. Prohibits stock option and stock appreciation right (“SAR”) repricing or other exchanges for cash or equity compensation without stockholder consent.
▪No Discounted Options and Stock Appreciation Rights. Requires stock options and SARs to be granted with an exercise price equal to at least the fair market value of our common stock on the date the award is granted.
▪Minimum Vesting Period. Requires awards to have a minimum vesting of at least one year from the date of grant, subject to certain limited exceptions.
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▪No Evergreen Provision. Avoids the use of “evergreen” share reserve increases and instead requires stockholder approval to increase the share reserve.
▪No Liberal Share Counting. Prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or SAR, or to satisfy tax withholding requirements with respect to awards.
▪No Single Trigger and Specific Disclosure of Equity Award Vesting upon a Corporate Transaction. Awards do not accelerate upon a corporate transaction unless the acquiring company does not assume or replace the awards, with performance-based equity awards vesting at target.
▪Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards. Prohibits the payment or settlement of dividends or dividend equivalents with respect to any award until the underlying shares or units vest.
▪Limit on non-employee director awards. The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board with respect to any fiscal year, including awards granted under the Amended Equity Incentive Plan and cash fees paid by us to such non-employee director, will not exceed $1,000,000 in total value.
▪No Automatic Grants. The Amended Equity Incentive Plan does not provide for automatic grants to any participant.
▪No Tax Gross-ups. The Amended Equity Incentive Plan does not provide for any tax gross-ups.
▪Maximum Term of Options/SARs. The maximum term for options and SARs issued under the Amended Equity Incentive Plan is 8 years.
▪No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Amended Equity Incentive Plan administrator, and in no event may any stock award be transferred for consideration to a third-party financial institution.
▪No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option are not permitted.
Dilution, Overhang and Burn Rate
While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we recognize that stock awards dilute existing stockholders and are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. Our Compensation Committee regularly reviews our long-term incentive compensation program to ensure that we balance our employee compensation objectives with our stockholders’ interest in limiting dilution from stock awards.
The following table sets forth information regarding outstanding grants as of August 31, 2025 under the 2003 Plan. As of August 31, 2025, we had 222,655,443 shares of common stock issued and outstanding. The market value of one share of our common stock on August 29, 2025, the last trading day of August, as determined based on the closing price per share of our common stock as reported on the Nasdaq was $11.28.

Equity Plan	Stock Options (# of shares)	Weighted-Average Exercise Price Per Share ($)	Weighted-Average Remaining Contractual Term (In Years)	Full Value Awards (# of shares)(1)	Shares Available for Future Grant (# of shares)
2003 Plan	-	$—	-	11,756,307	3,343,622
Total	-	$—	-	11,756,307	3,343,622
(1)Service-vesting RSUs and performance-vesting RSUs are referred to as “Full Value Awards.”
The Compensation Committee also regularly reviews our historical equity award granting practices, including our share usage rate (commonly referred to as “burn rate”) and equity overhang activity. The following table provides detailed information regarding our burn rate and equity overhang activity (based on total potential award shares) under the 2003 Plan for the last three fiscal years. The effects of our stock repurchase program are included in these calculations. During the last three fiscal years, no awards were issued under any equity plan other than the 2003 Plan and our 1998 Employee Stock Purchase Plan and no inducement awards were made outside of a stockholder-approved equity plan.
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	Fiscal 2025	Fiscal 2024	Fiscal 2023
Gross Burn Rate(1)	2.3%	1.8%	1.6%
Net Burn Rate(2)	2.1%	1.7%	1.5%
Equity Overhang(3)	7.5%	9.1%	6.7%
(1)Gross Burn Rate is calculated as (a) the number of new RSU stock awards granted under the 2003 Plan plus the number of PSU awards earned in the fiscal year, divided by (b) the weighted average common shares outstanding of the Company at the end of the fiscal year.
(2)Net Burn Rate is calculated as (a) the number of new RSU stock awards granted under the 2003 Plan plus the number of PSU awards earned in the fiscal year, net of stock awards cancelled and forfeited under the 2003 Plan, divided by (b) the weighted average common shares outstanding of the Company at the end of the fiscal year.
(3)Equity Overhang is calculated as (a) the number of shares subject to outstanding stock awards plus the number of shares available for grant under the 2003 Plan, divided by (b) the number of shares subject to outstanding stock awards, plus the number of shares available for grant under the 2003 Plan, plus the weighted average common shares outstanding of the Company at the end of the fiscal year.
The table below shows the number of options and full value awards granted under the 2003 Plan in each of the last three years as well as the number of performance-based awards that were earned each year.

Fiscal Year	Option Awards Granted	Total Full-Value Awards Granted	Time Based Full-Value Awards Granted	Performance Based Full-Value Awards Granted(1)	Performance Based Full-Value Awards Earned(2)	Weighted-Average Shares Outstanding (Basic)
2025	—	6,133,805	4,638,665	1,495,140	433,341	222,457,304
2024	—	4,788,342	3,609,802	1,178,540	489,715	222,594,324
2023	—	3,769,347	3,083,165	686,182	594,667	224,632,269
(1)Performance based full-value awards granted at target achievement levels.
(2)Earned performance based full-value awards reflects the number of performance-based awards that were earned during the applicable year.
Description of the Amended Equity Incentive Plan
The material features of the Amended Equity Incentive Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Amended Equity Incentive Plan, and this summary is qualified in its entirety by reference to the text of the Amended Equity Incentive Plan. A complete copy of the proposed Amended Equity Incentive Plan is attached to this proxy statement as Appendix B.
Purpose of the Amended Equity Incentive Plan
The purpose of the Amended Equity Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.
Eligibility
All employees, directors and consultants are eligible to receive awards under the Amended Equity Incentive Plan. As of August 31, 2025, there were approximately 3,700 employees, 20 consultants, 7 executive officers and 9 independent directors who were eligible to participate in the Amended Equity Incentive Plan.
Authorized Shares
If the Amended Equity Incentive Plan is approved, subject to capitalization adjustments, the maximum aggregate number of shares of common stock which may be issued pursuant to all awards (including incentive stock options) will be equal to the sum of (i) 10,500,000 additional shares of common stock, (ii) the number of shares subject to awards outstanding under the Amended Equity Incentive Plan as of the date of the Annual Meeting that on or after the Annual Meeting would have otherwise been available for reissuance under the Amended Equity Incentive Plan and, (iii) the number of shares that are available for future grant of awards under the 2003 Plan immediately prior to November 12, 2025. The shares to be issued pursuant to awards may be authorized, but unissued, or reacquired common stock.
Following the date of stockholder approval, the Amended Equity Incentive Plan’s share reserve will continue to be reduced by one share for each share made subject to an award.
Any shares covered by an award (or portion of an award) which is forfeited, canceled, or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Amended Equity Incentive Plan. Shares that actually have been issued under the Amended Equity Incentive Plan pursuant to an award shall not be returned to the Amended Equity Incentive Plan and shall not become available for future issuance under the Amended Equity Incentive Plan, except that if unvested shares, due to
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their failure to vest, are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the Amended Equity Incentive Plan. With respect to options and SARs that are exercised, the gross number of exercised shares subject to the award will cease to be available under the Amended Equity Incentive Plan (whether or not the award is net settled for a lesser number of shares, or if shares are utilized to exercise such an award). In addition, if shares are withheld to pay any withholding taxes applicable to an award, then the gross number of shares subject to such award will cease to be available under the Amended Equity Incentive Plan. To the extent an award under the Amended Equity Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the plan.

Awards may, in the sole discretion of the Equity Incentive Plan Administrator (as defined below), be granted under the Amended Equity Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Amended Equity Incentive Plan’s share reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as incentive stock options shall be counted against the incentive stock option limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Amended Equity Incentive Plan’s share reserve.
Administration
The Amended Equity Incentive Plan is administered by the Board or a committee of the Board (collectively, the “Equity Incentive Plan Administrator”). The Board has delegated to its Compensation Committee the authority generally to administer the Amended Equity Incentive Plan. Subject to applicable law and the terms of the Amended Equity Incentive Plan, the Equity Incentive Plan Administrator has the authority, in its discretion, to:
▪select the employees, directors and consultants to whom awards are to be granted;
▪determine the type of awards to be granted;
▪determine the number of shares or the amount of other consideration to be covered by each award granted under the Amended Equity Incentive Plan;
▪approve award agreements for use under the Amended Equity Incentive Plan;
▪determine the terms and conditions of each award granted under the Amended Equity Incentive Plan;
▪amend the terms of any outstanding award granted under the Amended Equity Incentive Plan;
▪construe and interpret the terms of the Amended Equity Incentive Plan and the awards granted;
▪establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and
▪take such other action not inconsistent with the terms of the Amended Equity Incentive Plan as the Equity Incentive Plan Administrator deems appropriate.

The Equity Incentive Plan Administrator’s determinations under the Amended Equity Incentive Plan do not need to be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, awards. Without limiting the generality of the foregoing, the Amended Equity Incentive Plan Administrator is entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective award agreements.
Amended Equity Incentive Plan Limits
The maximum number of shares for which awards may be granted to any participant during a fiscal year is 1,790,200 shares, provided that a participant may be granted awards for up to an additional 1,790,200 shares in connection with the participant’s initial commencement of service or first promotion in any fiscal year. These award limits will be adjusted proportionately in the event of a stock split or other change in the Common Stock or capital structure of the Company.
The maximum value of awards granted during a single fiscal year under the Amended Equity Incentive Plan, if any, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, calculating the value of any such awards based on the grant date fair value of such awards under applicable financial accounting standards. Such limit includes the value of any awards that are received in lieu of payment of all or a portion of the non-employee director’s regular annual retainer or other similar cash-based payments. For the avoidance of doubt, neither awards granted or compensation paid to a non-employee director for services rendered as an employee or consultant nor any amounts paid to a non-employee director as a reimbursement of an expense will count against the foregoing.
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Prohibition of Repricing without Stockholder Approval
The Amended Equity Incentive Plan expressly provides that, without the approval of the Company’s stockholders, the Company may not reduce the exercise price of any option or SAR granted under the Amended Equity Incentive Plan or cancel an outstanding option or SAR having an exercise price that exceeds the fair market value of the underlying shares in exchange for cash, another option, SAR, restricted stock, RSUs or other award, unless the exchange occurs in connection with a corporate transaction, as described below.
Terms and Conditions of Awards
The Amended Equity Incentive Plan provides for the grant of awards in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, and dividend equivalent rights. Stock options granted under the Amended Equity Incentive Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees.
Each award must be evidenced by an award agreement designating the type of award granted. Stock options must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of common stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of any award granted under the Amended Equity Incentive Plan may not exceed eight years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company may not exceed five years.
Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the Equity Incentive Plan Administrator. The Amended Equity Incentive Plan establishes the following business criteria upon which the Equity Incentive Plan Administrator may base such performance goals for purposes of qualifying the award as performance-based: (1) increase in share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment and/or return on invested capital, (9) operating income, (10) net income, (11) net operating income, (12) pre-tax profit, (13) cash flow, (14) free cash flow; (15) revenue, (16) net revenue, (17) expenses, (18) earnings before income taxes, interest, depreciation and/or amortization, (19) economic value added, (20) market share, (21) personal management objectives, (22) debt and/or debt-to-equity; (23) bookings; (24) sales; (25) annual recurring revenue; (26) liquidity; (27) intellectual property (e.g., patents)/product development; (28) mergers, acquisitions, divestitures or other strategic transactions; (29) individual business and/or management objectives; (30) cost per order dollar; (31) design or design wins; (32) operational metrics, key performance indicators or strategic goals; (33) responsible business goals; and (34) other measures of performance selected by the Equity Incentive Plan Administrator. As determined by the Equity Incentive Plan Administrator, any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited, passage of time (such as year over year growth) and/or against another company, a comparison group of companies or index designated by the Equity Incentive Plan Administrator, (iii) on a per-share basis, (iv) against the performance of the Company as a whole or one or more identifiable business units, divisions, products, lines of business or segments of the Company, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. The Amended Equity Incentive Plan also provides that the Equity Incentive Plan Administrator may provide at the time of grant for the adjustment of the performance goals to include or exclude any objectively determinable components of any performance measure.
Exercise Price of Options and SARs
Stock options and SARs must have an exercise price per share that is not less than 100% of the fair market value of a share of common stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price is generally payable in cash, by check, through the surrender of shares of common stock or, in the case of options, by means of a broker-assisted sale and remittance procedure.
Equity Programs
Under the Amended Equity Incentive Plan, the Equity Incentive Plan Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.
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Minimum Vesting
All awards granted under the Amended Equity Incentive Plan after the plan becomes effective will have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the Amended Equity Incentive Plan on the date the plan becomes effective may be granted without such minimum vesting requirement. Further, this minimum vesting requirement will not limit (i) the Company’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a change of control. In addition, any awards assumed or substituted in connection with an acquisition and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) will not be subject to this minimum vesting requirement.
Dividends and Dividend Equivalents
The Administrator may credit any holder of an award granted under the Amended Equity Incentive Plan with dividends or dividend equivalents in an amount equal to the value of all dividends paid on one share of common stock for each share represented by the award. However, any such dividends or dividend equivalents may not be paid until the underlying share or unit vests. The value of dividends or dividend equivalents payable with respect to awards that do not vest must be forfeited.
Termination of Service
A participant in the Amended Equity Incentive Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.
Transferability of Awards
Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Other awards may be transferred only by will or by the laws of descent and distribution, or by gift or domestic relations order to the participant’s immediate family in a manner determined by the Equity Incentive Plan Administrator. The Amended Equity Incentive Plan permits the designation of beneficiaries by holders of awards; provided that in no event may any award be transferred for consideration to a third-party financial institution.
Prohibition on Loans
The Amended Equity Incentive Plan provides that no grantee will be permitted to execute a promissory note as partial or full consideration for the purchase of shares.
Change in Time Commitment
With respect to awards granted under the Amended Equity Incentive Plan after the Annual Meeting, subject to approval by our stockholders, in the event a grantee’s regular level of time commitment in the performance of his or her services for the Company is reduced (for example, and without limitation, if the grantee is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee or takes an extended leave of absence) after the date of grant of any award to the grantee, the Company has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award. In the event of any such reduction, the grantee will have no right with respect to any portion of the award that is so reduced or extended.
Change in Capitalization
Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Amended Equity Incentive Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the common stock, or (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. In addition, the Equity Incentive Plan Administrator is authorized to provide for such adjustments in connection with any other transaction with respect to common stock, including a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.
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Corporate Transactions

Outstanding awards will terminate upon the consummation of a corporate transaction (as described below) except to the extent that they are continued by the Company or assumed by the successor entity or its parent. Except as otherwise provided by the award agreement, the vesting of an outstanding award will be accelerated in full and if applicable, exercisable and released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) if it is not continued by the Company or assumed or replaced by the successor entity or its parent in connection with a corporate transaction (with awards that vest based on performance-criteria, vesting at target); provided, however, that any payout in connection with an award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder. The Amended Equity Incentive Plan provides that a corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.
Beneficiary Designation
The Amended Equity Incentive Plan provides that, subject to the approval of the Equity Incentive Plan Administrator or a duly authorized executive officer, a participant may designate a third party who, on the death of the participant, will thereafter be entitled to exercise an option or SAR and receive the common stock or other consideration resulting from such exercise; and that in the absence of such a designation, upon the death of the participant, the executor or administrator of the participant’s estate or the participant’s legal heirs will be entitled to exercise the option or SAR and receive the common stock or other consideration resulting from such exercise.
Compliance with Applicable Law and Company Policies; Compensation Recovery
The Amended Equity Incentive Plan provides that each participant must comply with applicable law, the Company’s Code of Business Conduct, and the Company’s corporate policies, as applicable, including without limitation the Company’s Clawback Policy, and that (i) compliance with applicable law, the Company’s Code of Business Conduct, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any award and (ii) any awards which are subject to the Company’s Clawback Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Clawback Policy ceases to apply to such awards and any other vesting conditions applicable to such awards are satisfied.
Governing Law
The Amended Equity Incentive Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware.
Amendment, Suspension or Termination of the Amended Equity Incentive Plan

The 2003 Plan, as amended and restated, shall become effective upon its approval by the stockholders of the Company. No incentive stock options may be granted after the ten-year anniversary of the date of approval by the Board of the Amended Equity Incentive Plan (or September 18, 2035). Future incentive stock options may be granted pursuant to Board and stockholder approval after such date. The Board may at any time amend, suspend or terminate the Amended Equity Incentive Plan.
To the extent necessary to comply with applicable law and listing requirements, the Company will obtain stockholder approval of any amendment to the Amended Equity Incentive Plan. The Board may unilaterally amend the Amended Equity Incentive Plan or any award agreement, retroactively or otherwise, to conform the Amended Equity Incentive Plan or award agreement to any present or future law, regulation or rule applicable to the Amended Equity Incentive Plan, including Section 409A of the Code. Section 409A establishes certain requirements applicable to nonqualified deferred compensation and imposes tax penalties on such deferred compensation that does not satisfy these requirements. Certain awards granted under the Amended Equity Incentive Plan may be deemed to constitute deferred compensation and will be required to comply with the requirements of Section 409A.
Summary of Federal Income Tax Consequences
THE FOLLOWING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE AMENDED EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND IT DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE
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PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. The difference between the amount treated as ordinary income from such premature sale and the amount realized will be characterized as capital gain or loss.
NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
RESTRICTED STOCK. If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.
The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.
STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a SAR. When the SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise.
RESTRICTED STOCK UNITS, PERFORMANCE SHARES AND PERFORMANCE UNITS. A participant generally will recognize no income upon the receipt of a RSU, performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. If the participant receives performance shares, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of unrestricted shares on the date they were issued, will be taxed as a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant.
DIVIDENDS AND DIVIDEND EQUIVALENTS. Because RSUs and performance unit awards are not actual, issued shares of our common stock, recipients do not have the rights of a stockholder, but these awards may provide for the payment of dividend equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to such awards. If the participant is an employee, such income is subject to withholding of federal income and employment taxes.
COMPANY TAX DEDUCTION. The Company generally will be entitled to a tax deduction in connection with an award under the Amended Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the vesting of a restricted stock unit). Special rules limit the deductibility of compensation paid to certain executive officers. Section 162(m) of the Code places a limit of $1.0 million dollars on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers.
SECTION 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended Equity Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A of the Code
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  51

fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
New Plan Benefits
Our named executive officers and directors have an interest in this proposal because they are eligible to participate in the Amended Equity Incentive Plan. The Amended Equity Incentive Plan does not provide for set benefits and we have not approved any awards that are conditioned on stockholder approval of the Amended Equity Incentive Plan. However, as discussed in further detail in the section entitled “Director Compensation”, each of our current non-employee directors is entitled to receive a grant of RSUs every year following reelection at the annual meeting of stockholders for the number of shares determined by dividing $220,000 by the 30-calendar day average stock price prior to the date of grant, which vest on the first anniversary of the grant date. As of the date of the 2025 annual meeting of stockholders, such awards will be granted under the Amended Equity Incentive Plan.
The following table summarizes the aggregate value of the shares that our non-employee directors as a group will receive if those that are nominated are elected and remain a director following the 2025 annual meeting of stockholders. It also highlights the fact that none of our current executive officers or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended Equity Incentive Plan. All other future awards under the Amended Equity Incentive Plan are discretionary and cannot be determined at this time.

Name and Position	Dollar Value ($)	Number of Shares Underlying Stock Awards
Oleg Khaykin President, Chief Executive Officer and Director	$—	—
Ilan Daskal Executive Vice President and Chief Financial Officer	$—	—
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	$—	—
Luke Scrivanich Senior Vice President and General Manager, Optical Security & Performance Products	$—	—
Gary Staley Senior Vice President, Global Sales, Network and Service Enablement	$—	—
Executive officer group (7 persons)(1)	$—	—
Non-Employee Director Group (8 persons)(2)	$1,760,000	—
Non-Executive Officer Employee Group	$—	—
(1)Includes Mike Petrucci who joined the Company in April 2025.
(2)The number of shares subject to each non-employee director’s RSU award will not be determinable until the grant date under the terms of the Amended Equity Incentive Plan. Assuming each of the eight non-employee director nominees are elected at the 2025 annual stockholder meeting, amount reflects the standard annual equity award of $220,000 granted to each non-employee director under the terms of the Amended Equity Incentive Plan.
52  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

History of Grants under the 2003 Plan
The table below shows, as to the listed individuals and specified groups, the number of shares of common stock subject to an equity award grant (even if not currently outstanding) under the 2003 Plan from the inception of the 2003 Plan through June 28, 2025.

Name of Individual or Group(1)	Number of Shares
Oleg Khaykin(2) President and Chief Executive Officer	4,865,152
Ilan Daskal Executive Vice President and Chief Financial Officer	1,085,506
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	1,111,838
Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	1,590,850
Gary Staley Senior Vice President, Global Sales, Network and Service Enablement	769,616
All current executive officers as a group	10,115,129
All current directors who are not executive officers as a group(3)	1,691,998
Each nominee for election as a director
Keith Barnes	327,825
Richard E. Belluzzo	469,733
Laura Black	142,497
Richard John Burns	—
Eugenia M. Corrales	—
Donald Colvin	212,053
Douglas Gilstrap	65,766
Oleg Khaykin	4,865,152
Joanne Solomon	75,924
All employees, including all current officers who are not executive officers, as a group	163,373,888
(1)No awards have been granted under the 2003 Plan to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the 2003 Plan since its inception.
(2)Also a nominee for election as a director.
(3)Masood A. Jabbar is included in this calculation as a current director. Mr. Jabbar’s tenure as a Director will end at the 2025 Annual Meeting.

Please also refer to the “Equity Compensation Plan Information” section of this proxy statement for further information about shares, which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board under all of our equity compensation plans as of June 28, 2025.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 EQUITY INCENTIVE PLAN
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Proposal 5	Approval of an Amended and Restated Certificate of Incorporation to Include an Officer Exculpation Provision
The Board has unanimously adopted a resolution to amend and restate our Fourth Restated Certificate of Incorporation to provide for the elimination or limitation of monetary liability of specified executive officers of VIAVI for breach of the duty of care to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”).

If stockholders approve this proposal at the 2025 Annual Meeting, our Fourth Restated Certificate of Incorporation will be amended and restated (the “Amendment”) to revise Article 8.1, which revision is set forth in Appendix C to this Proxy Statement (the “Amendment”), which is marked to show the proposed modifications. The description in this Proposal 5 is qualified in its entirety by reference to, and should be read in conjunction with Appendix C. The Board may abandon the Amendment without further action by stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.

Purpose and Possible Effects of the Proposed Amendment
Article 8 of our Fourth Restated Certificate of Incorporation currently eliminates the monetary liability of directors for breaches of the fiduciary duty of care pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for the following corporate officers for breach of the fiduciary duty of care in certain actions (the “Section 102(b)(7) Amendment”): (i) the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in the corporation’s public SEC filings as one of its most highly compensated officers; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. The Board desires to effect the Amendment to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but such protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors as well as rising litigation and insurance costs for stockholders.

As is currently the case with directors under our Fourth Restated Certificate of Incorporation, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, this provision would not exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Amendment would also expressly provide that, to the extent the DGCL is amended in the future to further authorize the reduction of director or officer liability for breach of fiduciary duty, then the liability of our directors and officers shall be eliminated to the fullest extent permitted by the DGCL as so amended. The Amendment would eliminate the liability of our statutorily defined officers as described above, but will not be retroactive, and will not apply to any act or omission occurring prior to the effectiveness of the Amendment.

If approved by stockholders, the Amendment would become effective upon filing with the Secretary of State of the State of Delaware following the 2025 Annual Meeting.

We are asking our stockholder to vote “FOR” the approval of the amendment and restatement of the Company’s Fourth Restated Certificate of Incorporation as described in this Proposal 5. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal is in the best interests of VIAVI and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE AN OFFICER EXCULPATION PROVISION.
54  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

A Message from the Chair of the Compensation Committee of the Board of Directors
Message from the Chair of the Compensation Committee of the Board of Directors
Dear Fellow Stockholders,
This letter and the Compensation Discussion & Analysis (“CD&A”) that follows highlights our financial and operational performance in FY25, the key compensation decisions that we made either in FY25 or based on FY25 performance with respect to our named executive officers (“NEOs”), and our response to stockholder feedback. As discussed in greater detail below, our compensation decisions and payouts in FY25 were closely aligned with our financial performance, and we followed through on our commitments to our stockholders to continue to align our executive compensation program with best practices.

FY25 Overview

FY25 marked a return to growth for VIAVI. This performance was fueled by diversification into the data center ecosystem and aerospace & defense markets, alongside stabilization and early signs of recovery in our traditional businesses. Demand for lab, production, and field products was particularly strong in the data center segment, while wireless and cable products remained pressured by the lack of major network upgrades among leading service providers. Our aerospace & defense business delivered solid results, driven by positioning, navigation and timing products, and our anticounterfeiting business returned to a more balanced state following a period of inventory consumption.
During FY25, we prioritized our capital allocation towards M&A activities with the acquisition of Inertial Labs, Inc. and the pending acquisition of Spirent Communications plc’s High-Speed Ethernet and Network Security Testing businesses. We also repurchased approximately 2 million shares of our common stock for about $16.4 million.

We expect our diversification strategy to be a growth driver for FY26, driven by continued strong demand from the data center ecosystem and aerospace and defense customers, with some expected recovery in our traditional end markets. Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities.

Key Compensation Decisions
We believe compensation decisions that we made with respect to our NEOs were strongly aligned with our financial performance.
▪Our CEO and CFO did not receive increases in base salaries in FY25. Mr. Scrivanich and Mr. Staley each received modest increases in base salary for FY25 in line with market.

▪For FY25, our CEO’s equity mix shifted from 50% MSUs and 50% RSUs to 60% MSUs and 40% RSUs. The Board made this change in light of the Company’s financial results in FY24 and to increase the emphasis on our long-term performance and increasing our shareholder value overtime.
▪None of our NEOs received increases in their FY24 target annual cash incentive award opportunities (as a percentage of base salary) in FY25.
▪Based upon improved Company performance relative to the prior two years and achievement of our performance objectives, our NEOs received annual cash incentive award payouts in FY25 with a payout ranging from 24.2% to 78.6%.

▪Only standard annual long-term incentives awards were granted in FY25, and the vesting of our MSUs in FY25 was reflective of our total shareholder return relative to the Nasdaq Telecommunications Index with a payout ranging from 15.3% to 60.3%.

▪The Compensation Committee did not approve any salary increases or increases in target annual cash incentive award opportunities for any of the NEOs, including the CEO and CFO for FY26.

Our Commitment to Compensation Best Practices
Following our strong 2024 say-on-pay vote results, in which 94% of votes cast (for or against), voted in favor of our executive compensation program, we continued with our commitments to our stockholders to align our compensation with best practices.
We invite you to review our CD&A, for more detailed information. We appreciate your ongoing support and seek your feedback, whether virtually or through written correspondence, on our compensation design and program.

Sincerely,
Keith Barnes
Chair, Compensation Committee of the Board of Directors
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Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation programs, including VIAVI’s compensation philosophy, which focuses on rewarding our executive officers for their central role in our growth and long-term performance. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For FY25, our NEOs consisted of current executive officers listed below and presented in the executive compensation tables of this Proxy Statement. We use the term “Compensation Committee” in the CD&A and the executive compensation tables to refer to the Compensation Committee of VIAVI’s Board of Directors.

Oleg Khaykin	President and Chief Executive Officer (our “CEO”)
Ilan Daskal	Executive Vice President and Chief Financial Officer (our “CFO”)
Paul McNab	Executive Vice President and Chief Marketing & Strategy Officer
Luke Scrivanich	Senior Vice President and General Manager, Optical Security & Performance Products
Gary Staley	Senior Vice President, Global Sales, Network and Service Enablement

Executive Summary

Business Results

FY25 marked a return to growth for VIAVI. This performance was fueled by diversification into the data center ecosystem and aerospace and defense markets, alongside stabilization and early signs of recovery in our traditional businesses. Demand for lab, production, and field products was particularly strong in the data center segment, while wireless and cable products remained pressured by the lack of major network upgrades among leading service providers. Our aerospace and defense business delivered solid results, driven by positioning, navigation and timing products, and our anticounterfeiting business returned to a more balanced state following a period of inventory consumption.

During FY25, we prioritized our capital allocation towards M&A activities with the acquisition of Inertial Labs, Inc. and the pending acquisition of Spirent Communications plc’s High-Speed Ethernet and Network Security Testing businesses. We also repurchased approximately 2 million shares of our common stock for about $16.4 million.

We expect our diversification strategy to be a growth driver for FY26, driven by continued strong demand from the data center ecosystem and aerospace and defense customers, with some expected recovery in our traditional end markets.

Our long-term focus remains on executing against our strategic priorities to drive revenue and earnings growth, capture market share and continue to optimize our capital structure. We remain positive on our long-term growth drivers and will continue to focus on executing our strategic priorities.

Net Revenues up 8.4% year-over-year	GAAP Operating Margin up 320 basis points year-over-year to	Total Consolidated GAAP EPS increased 225.0% year-over-year to
$1.08 billion	5.3%	$0.15(1)

Capital Returned to Stockholders in FY25	Non-GAAP Operating Margin up 270 basis points year-over-year to	Total Consolidated non-GAAP EPS up 42.4% year-over-year to
$16.4 million	14.2%(1)	$0.47(1)

(1)Appendix A includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

56  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Our Executive Compensation Program Focuses on Pay for Performance
The table below summarizes the performance-based compensation components of our executive compensation program.

Incentive Awards	Performance Highlights	Commentary
FY25 Target Annual Cash Incentive Award Opportunities (as a percentage of base salary)
All All NEOs received bonuses for H1 and H2 of FY25.

H1 NEO achievements:

▪Corporate at 33.9%
▪OSP at 38.2%
▪NSE at 29.7%
▪NSE sales at 38.4%

H2 NEO achievements:

▪Corporate at 68.6%
▪OSP at 118.6%
▪NSE at 18.6%
▪NSE sales at 56.5%

Payouts were subject to the achievement of a threshold performance goal.
Financial metrics were weighted at 100% and capped at 150% payout, except in the case of Mr. Staley’s NSE sales booking goal, which was capped at 250% payout with respect to 40% weighting of his target annual cash incentive award opportunity.
In FY25, the sustainability negative modifier remained applicable for our CEO’s Variable Payment Plan. For a description of the sustainability negative modifier, please see page 63 under Financial Metrics.

Market-based Stock Units (“MSUs”)(1)
▪FY22 MSUs: 51.0% of 3rd tranche earned, based on our 40.3 percentile TSR ranking
▪FY23 MSUs: 15.3% of 2nd tranche earned, based on our 29.6 percentile TSR ranking
▪FY24 MSUs: 41.7% of 1st tranche earned, based on our 37.5 percentile TSR ranking

▪FY24 CFO MSUs: 60.3% of 1st tranche earned, based on our 43.1 percentile TSR ranking(2)
(1)Earned based on total shareholder return through 9/15/24
(2)Certified in September 2024 and released based on continued service through November 28, 2024

Earned based on our total stockholder return (“TSR”) relative to the performance of companies in the Nasdaq Telecommunications Index (the “Nasdaq Telecom Index”) measured over one-year, two-year and three-year performance periods. Above median (55th percentile) performance required for a target payout.

FY21 Retention Awards: Performance-based Stock Units (“PSUs”)	▪FY21 Retention awards measurement period was completed as of February 28, 2025
The PSU awards tied to achieving a $20 share price were forfeited because the target was not met.
The CEO’s Executive Leadership PSUs, tied to development and succession plan goals, were fully achieved and approved by the Board in FY23 and vested in February 2025, following his continued service through that date.

2024 Say-on-Pay Advisory Vote
Every year, VIAVI provides our stockholders with the opportunity to vote to approve the compensation of our NEOs on an advisory basis, also known as a "say-on-pay" vote. At our 2024 Annual Meeting of Stockholders, approximately 94% of votes cast (for or against) were voted in favor of our executive compensation program.
Following the favorable 2024 say-on-pay vote, we continued to follow through with the commitments that we made to our stockholders to align our compensation with best practices.
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Compensation Discussion and Analysis
CEO Compensation and Performance Alignment
The Compensation Committee takes its responsibility seriously to maintain appropriate pay for performance alignment with an emphasis on sustainable stockholder value creation. We set rigorous short-and long-term incentive goals and use equity in long-term incentives to ensure executive compensation is aligned with stockholder value creation, as illustrated in the chart below, which shows the relationship between our CEO’s target compensation and realizable pay over the last two fiscal years. The realizable pay of our CEO’s short-term incentive compensation is tied to the achievement of financial goals, while the realizable pay of his long-term incentive compensation is contingent upon the value of our stock price on both an absolute basis and relative to other companies in the Nasdaq Telecom Index.
Our stock price increased by 45.6% at the end of FY25, compared to the end of FY24. At the end of FY25, the realizable value of our CEO’s target total direct compensation awarded in FY25 was around 100.3% of target.

($)	FY24 Target	FY24 Realizable	FY25 Target	FY25 Realizable
Base Salary	$900,000	$900,000	$900,000	$900,000
Non-Equity Incentive Plan Compensation	$1,125,000	—	$1,125,000	576,562
RSUs	$3,387,862	$3,151,165	$3,234,282	$3,809,520
MSUs	$4,034,907	$1,772,561	$5,879,994	$5,885,708
Total	$9,447,769	$5,823,726	$11,139,276	$11,171,790
“Target Pay” is the sum of (a) the salary rate for the applicable year, pro-rated accordingly based on the effective date of any increase, (b) the target annual cash incentive award opportunity for the applicable year, and (c) The grant date fair value for RSUs is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of the award on the date of grant, determined under ASC Topic 718 granted in the applicable year.
“Realizable Pay” is the sum of (a) the salary earned for the applicable year; (b) the annual incentive award earned for the applicable year; (c) the value of RSUs granted in FY24 or FY25, as applicable, which for (i) vested RSUs is equal to the closing stock price on the applicable vesting dates multiplied by the number of RSUs that vested on such dates, and (ii) unvested RSUs is valued based on our closing stock price of $10.00 on June 27, 2025, the last trading day of FY25, multiplied by the number of unvested RSUs as of the end of FY25; and (d) the value of MSUs granted in FY24 or FY25, as applicable, which for: (i) vested MSUs is valued based on the number of shares earned multiplied by the closing stock price on the applicable vesting dates, and (ii) unvested MSUs is equal to the number of shares that would have been earned based on actual results through the end of FY25, multiplied by our closing stock price of $10.00 on June 27, 2025, the last trading day of FY25.

58  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Compensation Philosophy
Our executive compensation program is based on the following objectives:

Pay for Performance	Competitiveness	Outperformance
Align executive compensation to the success of our business objectives and the VIAVI growth strategy	Provide competitive compensation that attracts and retains top-performing executive officers	Motivate executive officers to achieve results that exceed our strategic plan targets

Stockholder Alignment	Balance	Internal Pay Equity
Align the interests of executive officers and stockholders through the managed use of long-term incentives	Set performance goals that reward an appropriate balance of short and long-term results	Establish internal pay equity amongst executive officers
Compensation Governance Highlights
We are committed to maintaining an executive compensation program that is consistent with compensation governance best practices:

What We Do
▪Compensation Committee is comprised 100% of independent Directors.
▪Independent compensation consultant retained by the Compensation Committee.
▪Balance short and long-term incentives, cash and equity and fixed and variable pay elements.
▪Performance-based annual equity awards comprising approximately 60% of the overall equity allocation to the CEO and 50% to the rest of the NEOs.
▪Require one-year minimum vesting for equity awards, subject to certain limited exceptions.
▪Maintain a clawback policy that applies to both cash incentives and equity awards.
▪Assess and mitigate compensation risk.
▪Solicit an annual advisory vote on named executive officer compensation.
▪Maintain stock ownership guidelines.

What We Don’t Do
▪No employment agreements that provide for multi-year guarantees of salary increases, bonuses, or equity compensation without further Board or Compensation Committee approval.
▪No repricing or repurchasing of underwater stock options without stockholder approval.
▪No dividends or dividend equivalents on unearned awards.
▪No pledging or hedging of VIAVI securities.
▪No “single trigger” change in control acceleration of vesting for equity awards.
▪No excessive perquisites.
▪No excessive cash severance payments or benefits.
▪No executive pension plans.
▪No supplemental executive retirement plans.
▪No “golden parachute” tax gross-ups.

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Compensation Discussion and Analysis
FY25 Target Compensation
A significant majority of the target total direct compensation of our executive officers is in the form of compensation that is variable or “at-risk” based on our performance or the value of our stock price. The at-risk elements of our FY25 executive compensation program include (i) the annual cash incentive plan, and (ii) our long-term equity incentive compensation plan, through which RSUs and MSUs were granted as long-term equity incentive awards.

FY25 CEO TARGET COMPENSATION(1)	FY25 OTHER NEO TARGET COMPENSATION(1)

(1)The charts above reflect (a) the base salary rate for FY25, pro-rated accordingly based on the effective date of any increase. (b) the target annual cash incentive award opportunity for FY25, and (c) the grant date fair value of FY25 long-term incentive compensation awards.
60  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
FY25 Executive Compensation Overview
The following charts provide information regarding the elements of our FY25 executive compensation program.

Core FY25 Compensation Elements

Base Salary
Purpose:	Base salaries compensate our NEOs for expected levels of day-to-day performance.
Characteristics:
Base salaries should be determined by each NEO’s role and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer group companies, and retention considerations.

Annual Cash Incentive Awards
Purpose:	Align NEO performance with short-term financial goals.
Characteristics:	Cash incentive payments can be earned by our NEOs only if we achieve a significant level of our financial performance goals, which are aligned to our long-term strategic plan.

Annual MSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth relative to Nasdaq Telecom Index, and encourage retention and; manage dilution.
Characteristics:	Annual MSUs vest based on our TSR relative to the performance of the companies in the Nasdaq Telecom Index, with three overlapping performance periods of one, two, and three years.

Annual RSUs
Purpose:	Align interests of NEOs and stockholders through incentivizing long-term stock price growth on an absolute basis, and encourage retention and; manage dilution.
Characteristics:	Annual RSUs vest annually over a three-year period, subject to continued service with us, and become more valuable as our stock price increases, which benefits all stockholders.
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Compensation Discussion and Analysis
Elements of FY25 Executive Compensation
Base Salary
Base salaries compensate our NEOs for expected levels of day-to-day performance and are based on roles and responsibilities, experience, skills, performance, expected future contributions, compensation levels for comparable positions at peer companies, as well as retention considerations. For FY25, in light of company performance and market competitiveness, the Compensation Committee did not increase the base salaries of our CEO, CFO or Mr. McNab. Mr. Scrivanich and Mr. Staley each received a modest increase, based on market competitiveness, individual performance and internal equity considerations.

NEO	FY24 Salary ($)	FY25 Salary ($)	Salary Increase (%)
Oleg Khaykin	900,000	900,000	—
Ilan Daskal	570,000	570,000	—
Paul McNab	450,000	450,000	—
Luke Scrivanich	400,000	410,000	2.5
Gary Staley	420,000	435,000	3.6

Annual Cash Incentive Awards

ANNUAL CASH INCENTIVES
The Executive Staff Variable Pay Plan (the “Executive VPP”) for most of our NEOs and others in executive staff roles for FY25, provided for cash awards, which were earned based on the achievement of six-month financial objectives established by the Compensation Committee. Six-month financial objectives were chosen instead of annual objectives to account for the cyclical nature and volatility of our business and were based on the financial plan approved by the Board for that period. Depending upon VIAVI’s performance, the payout for the financial metrics ranged from 0% to 150% of target except in the case of Mr. Staley’s NSE sales bookings goal, which was capped at a 250% payout with respect to 40% weighting of his target incentive opportunity. After each performance period, the Compensation Committee certified our actual performance against the objectives.

VPP AWARD OPPORTUNITIES
A target annual cash incentive award opportunity is the amount of cash incentive compensation that a NEO could earn based on achievement of pre-established performance goals under the Executive VPP. Targets are expressed as a percentage of the NEO’s earned base salary. In reviewing target award opportunities, the Compensation Committee takes into consideration each NEO’s role and responsibilities, our financial performance projections, the budget for the coming year, pay at comparable companies, historical compensation levels and the resulting total target cash compensation that can be earned given the individual’s earned base salary and related target incentive award opportunity. 50% of each NEO’s target annual cash incentive award opportunity is tied to each six-month performance period. The target annual cash incentive award opportunity (as a percentage of earned base salary) for each of our NEOs for FY25 are set forth below. None of our NEOs received increases in their FY24 target annual cash incentive award opportunities (as a percentage of base salary) in FY25.

NEO	FY25 Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)
Oleg Khaykin	125%(1)
Ilan Daskal	100%
Paul McNab	85%
Luke Scrivanich	85%
Gary Staley	85%
(1)In FY25, a sustainability negative modifier of 10% remained in effect for the VPP for our CEO. For a description of the sustainability negative modifier, please see page 63 under Financial Metrics.

62  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Financial Metrics for FY25
During FY25, for purposes of the Executive VPP, we used different financial metrics for our executive staff, including our NEOs, who are considered members of the (i) Corporate department (“Corporate VPP”), (ii) OSP business segment (“OSP VPP”), (iii) Network and Service Enablement business segments (“NSE VPP”), and (iv) NSE Sales (“NSE Sales VPP”).
The financial metrics that were selected and the rationale for these metrics are summarized in the table below.

Corporate Financial Goals	Definition	Rationale
GAAP revenue	Revenue as calculated in accordance with GAAP.	Incentivizes revenue growth and rewards efforts to retain customers and expand our business.
Non-GAAP operating profit
GAAP operating income, excluding stock-based compensation, change in fair value of contingent liability, other charges unrelated to core operating performance, amortization of intangibles and restructuring and related benefits.
Ensure appropriate investment to drive growth and support operating effectiveness.
NSE Sales	A valid purchase order, subject to the VIAVI Order Acceptance Policy, for an eligible VIAVI NSE product which has been entered in the VIAVI financial books.	Incentivizes future revenue growth.
For FY25, the Compensation Committee believed the consistent application of this blend of performance metrics would contribute to our consistent revenue growth and profitability achievement. The Compensation Committee set the numeric goals for each performance metric based on the FY25 operating plan approved by our Board.

Sustainability Negative Modifier

As part of our commitments to shareholders, in FY25, the Board incorporated sustainability goals into our CEO’s VPP (the “Sustainability Negative Modifier”). The sustainability goals, related to employee engagement and succession planning, greenhouse gas emissions, employee safety practices and training, and advancing VIAVI’s cybersecurity capabilities serve as a negative modifier to the financial metrics described above. Non-achievement of one or more of the sustainability goals would reduce our CEO’s VPP bonus payment by up to ten percent in the aggregate.

Non-GAAP EPS Threshold

As part of the VPP design in FY25, the Compensation Committee incorporated a non-GAAP earnings per share threshold. For each quarter of the fiscal year, if the Company did not achieve a minimum earnings per share threshold (“Non-GAAP EPS Threshold”), no VPP award was accrued or paid out for that quarter and the achievement was deemed to be zero percent(1)(2).
(1)The Non-GAAP EPS Threshold reflects our internal analyses, modeling, and objectives for our financial performance. Due to the confidential and commercially sensitive nature of these analyses, modeling and objectives, we believe the specific disclosure of the Non-GAAP EPS Threshold could result in competitive harm to us. It is for this reason that we have not disclosed the Non-GAAP EPS Threshold.
(2)For the definition of Non-GAAP EPS, please see Appendix A.
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Compensation Discussion and Analysis
Annual Cash Incentive Award Calculations and Measures
For FY25, the award payouts under the Executive VPP for our participating NEOs were calculated by multiplying the individual’s earned base salary for the performance period by the individual target annual cash incentive award opportunity and financial metric attainment percentage and, in the case of our CEO, by also applying the Sustainability Negative Modifier.

Payout Formula
Non-GAAP EPS Threshold Modifier

H1 Financial Objectives	=	Earned Base Salary for Period	x	Target Annual Cash Incentive Award Opportunity (% of Earned Base Salary)	x	Financial Metric Attainment % (100% weighting)

H2 Financial Objectives
The following tables describe the threshold, target, and maximum performance levels for each of the financial metrics as well as reporting the actual results and achievement percentage for FY25. In addition, the Non-GAAP EPS Threshold described above is measured on a quarterly basis to determine if VPP is accrued and paid out for that quarter.

Payouts under the annual cash incentive plans could range from 0% to 150% of target achievement for each performance metric, except in the case of Mr. Staley’s NSE sales booking goal, which carried a maximum payout opportunity of 250%, weighted at 40% of his target annual cash incentive award opportunity.

In FY25, the Compensation Committee increased the weighting of the revenue goal from 50% to 60% for each of the Corporate VPP, NSE VPP and OSP VPP and from 40% to 50% for the NSE Sales VPP. These changes were made to incentivize participating executives to drive revenue and strategic growth.

Our CEO’s Executive VPP once again in FY25 included a Sustainability negative modifier, which included goals related to employee engagement and succession planning, greenhouse gas emissions, employee safety practices and training, and advancing VIAVI’s cybersecurity capabilities. For FY26, in light of shifting investor perspectives and a desire to focus on core business financial objectives, the Compensation Committee did not incorporate a Sustainability negative modifier into the CEO’s Executive VPP design.

In FY25, our CEO achieved the following sustainability goals and the negative sustainability modifier was not applied.

•Human Capital: Launched ongoing, interactive employee sentiment and engagement survey tool.
•EHS: Expanded emissions tracking to include Scope 3.
•Cyber Security: Established AI policies and controls.

No changes were made to the target annual cash incentive award opportunities (expressed as a percentage of base salary) for our NEOs in FY25 or FY26.

Corporate VPP (Participants: Mr. Khaykin and Mr. Daskal)
		H1 FY25(3)							H2 FY25
Goal	Weighting	Threshold	50%	100%	150%	Results	% Achievement	Payout	Threshold	50%	100%	150%	Results	% Achievement	Payout
Weighted VIAVI Revenue	60%	480	498	535	570	509	61%	34%	522	539	598	635	550	65%	69%
Weighted VIAVI Non-GAAP Operating Profit	40%	55	66	88	108	71	78%		80	91	127	149	93	73%

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Compensation Discussion and Analysis

OSP VPP (Participant: Mr. Scrivanich)
Goal	Weighting	H1 FY25(3) Percentage of Achievement Against Target(1)	H2 FY25 Percentage of Achievement Against Target(1)
OSP Revenue	60%	56%	100%
OSP Non- GAAP Operating Profit	40%	106%	147%

NSE VPP (Participant: Mr. McNab)
Goal	Weighting	H1 FY25(3) Percentage of Achievement Against Target(1)	H2 FY25 Percentage of Achievement Against Target(1)
NSE Revenue	60%	66%	31%
NSE Non- GAAP Operating Profit	40%	50%	0%

NSE Sales VPP (Participant: Mr. Staley)
Goal	Weighting	H1 FY25(3) Percentage of Achievement Against Target(1)	H2 FY25 Percentage of Achievement Against Target(1)
NSE Revenue	50%	66%	31%
NSE Non-GAAP Operating	10%	50%	0%
NSE Bookings(2)	40%	98%	102%
(1)Our business segment targets reflect our analyses, expectations and objectives for our business segments, taking into consideration then current forecasted economic conditions, the outlook for the industry and our businesses, technology and new product development. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives, we believe the specific disclosure of business segment targets could result in competitive harm to us. It is for this reason that they are not disclosed for the OSP VPP, NSE VPP, and NSE Sales VPP.
(2)NSE Booking reflects annual achievement.
(3)In the first quarter of FY25, we did not meet the Non-GAAP EPS Threshold, and therefore the payout for the full H1 FY25 was at 50% of the actual achievement level.

FY25 Annual Cash Incentive Award Payout Table

The payouts under the Executive VPP for FY25 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “FY25 Summary Compensation Table.”

	H1			H2			Total Actual FY25
	Target Incentive	Actual Payout	Actual Achievement of Target	Target Incentive	Actual Payout	Actual Achievement of Target	Payouts	Payouts
NEO	($)	($)	(%)	($)	($)	(%)	($)	(%)
Oleg Khaykin	$562,500	$190,687	33.9%	$562,500	$385,875	68.6%	$576,562	51.2%
Ilan Daskal	$285,002	$96,616	33.9%	$285,002	$195,511	68.6%	$292,127	51.2%
Paul McNab	$191,250	$56,801	29.7%	$191,250	$35,573	18.6%	$92,374	24.2%
Luke Scrivanich	$172,618	$65,940	38.2%	$174,254	$206,665	118.6%	$272,605	78.6%
Gary Staley	$182,421	$70,050	38.4%	$184,871	$104,452	56.5%	$174,502	47.5%

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Compensation Discussion and Analysis
Long-Term Incentive Compensation
We believe that equity awards align the interests of our executive officers with the long-term interests of our stockholders by rewarding long-term value creation measured by our stock price and by providing retention incentives through multi-year vesting periods.

FY25 EQUITY AWARDS – ANNUAL EQUITY AWARDS
The Compensation Committee granted the following annual equity awards in the first quarter of FY25 to our NEOs under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”):
▪MSUs, which are earned and vest based on our TSR relative to the performance of companies in the Nasdaq Telecom Index, with three overlapping performance periods of one, two and three years.
▪RSUs, which, for RSUs granted in FY25, vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant.
The Compensation Committee believes granting MSUs is appropriate because, among other things, MSUs encourage our NEOs to focus on long-term value creation, since MSUs reward sustained increases in our stock price relative to the Nasdaq Telecom Index. The Compensation Committee also believes granting RSUs promotes long-term performance as they are directly subject to increases and decreases in our stock price, further aligning NEO and stockholder interests.
For FY25, our CEO’s equity mix shifted from 50% MSUs and 50% RSUs to 60% MSUs and 40% RSUs. The Board made this change in light of the Company’s financial results in FY24 and to increase the emphasis on our long-term performance and increasing our shareholder value overtime. The equity mix for all other NEOs in FY25 consisted of 50% MSUs and 50% RSUs, consistent with our commitment to pay-for-performance as well as other considerations, as described below:

NEO	MSU Shares (Target # of shares)	Time-Based RSU Awards (Target # of Shares)	Grant Date Fair Value of Equity Awards ($)
Oleg Khaykin	571,428	380,952	8,085,706
Ilan Daskal	165,343	165,343	2,807,524
Paul McNab	56,216	56,216	954,548
Luke Scrivanich	59,523	59,523	1,010,701
Gary Staley	66,137	66,137	1,123,006

Target Dollar Value Used to Calculate Number of Units. The number of MSUs and RSUs granted to each NEO was based on a target dollar value divided by the average closing price per share of our common stock over the 60 trading days preceding the grant date of August 28, 2024, with a 50% of the dollar value being allocated to each type of award, except in the case of the CEO, for which 60% of the dollar value was allocated to MSUs and 40% allocated to RSUs. In determining the size of each NEO’s target dollar value, the Compensation Committee considered each NEO’s role and responsibilities, historical compensation levels, the average size and potential returns of comparable awards made to NEOs in similar positions at the companies in our compensation peer group, the NEO’s potential for increased responsibility and promotion over the award term, the NEO’s individual performance in recent periods, and internal pay equity. The Compensation
66  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Committee also considered the value of outstanding unvested equity awards held by the NEO to maintain an appropriate level of equity incentives for that NEO. Our equity budget for the coming fiscal year and the impact on our burn rate were also critical factors, as the Compensation Committee was mindful of potential stockholder dilution when approving equity awards. The Compensation Committee did not have a specific formula that weighed these factors.

The grant date fair values of MSUs and RSUs reported in the table above and in the “FY25 Summary Compensation Table” differ from the target award values. For purposes of the “FY25 Summary Compensation Table,” the grant date fair value of RSUs is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs was determined using a Monte Carlo valuation model in accordance with ASC Topic 718, based on the award’s grant date.

The following table sets forth the initial target dollar value of each NEO’s equity award. None of our NEOs received increases in their initial target dollar value in FY25.

NEO	FY25 Target Dollar Value ($)	FY24 Target Dollar Value ($)	YOY % Change in Target Dollar Value
Oleg Khaykin	7,200,000	7,300,000	(1.40)%
Ilan Daskal	2,500,000	2,500,000	—
Paul McNab	850,000	850,000	—
Luke Scrivanich	900,000	900,000	—
Gary Staley	1,000,000	1,000,000	—

MSU Awards
The MSUs that were granted in FY25 will be earned based on our TSR relative to the performance of the companies in the Nasdaq Telecom Index, with three overlapping performance periods and 1/3rd of the shares earned based on relative TSR measured over one-year, two-year and three-year measurement periods ending on September 15, 2025, September 15, 2026 and September 15, 2027, respectively. The closing price for each period, determined as the weighted average closing price of our common stock for the period from August 1st to September 15th of the appropriate year, will be compared against our weighted average stock price during the period of August 1, 2024 to September 15, 2024. The MSU award consists of three equal tranches, with one tranche assigned to each measurement period.
The actual number of shares of our common stock that are earned and will vest will be determined by the Compensation Committee after the end of each measurement period based on our TSR ranking relative to the Nasdaq Telecom Index for the period and will range from 0% to 150% of the target number of shares for that period. In order to vest at 100% of the target number of shares subject to the MSUs, our TSR must be ranked at the 55th percentile of the Nasdaq Telecom Index for each measurement period.
The Compensation Committee believes that the Nasdaq Telecom Index is an appropriate benchmark because it represents a broad representation of the potential opportunity cost of investing in the Company rather than other telecommunications companies from an investor’s perspective.The actual percentage of shares earned will be determined by the Compensation Committee at the end of each year of the overall three-year performance period for the MSUs and will be interpolated on a linear basis for performance between threshold and target and target and maximum for each level of achievement as follows:

Performance Threshold/Target	Shares Earned
0-25th Percentile	0% of Target Shares
25th-55th Percentile	0%-100% of Target Shares
55th-75th Percentile and Above	100%-150% of Target Shares
Each earned unit converts into one share of common stock on the vesting date.
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Compensation Discussion and Analysis

MSUs Earned in FY25
The following table shows the MSUs earned by our NEOs in FY25.

MSUs Earned in FY25	Measurement Period	Measurement Period Ranking
FY22 MSUs: 51.0% of 3rd tranche earned	8/1/21 to 9/15/21 vs 8/1/24 to 9/15/24	40.3 percentile TSR ranking
FY23 MSUs: 15.3% of 2nd tranche earned	8/1/22 to 9/15/22 vs 8/1/24 to 9/15/24	29.6 percentile TSR ranking
FY24 MSUs: 41.7% of 1st tranche earned	8/1/23 to 9/15/23 vs 8/1/24 to 9/15/24	37.5 percentile TSR ranking
FY24 CFO MSUs: 60.3% of 1st tranche earned(1)	11/7/23 to 12/21/23 vs 8/1/24 to 9/15/24	43.1 percentile TSR ranking

NEO	FY22 MSUs # of Shares Earned	FY23 MSUs # of Shares Earned	FY24 MSUs # of Shares Earned
Oleg Khaykin	35,290	13,042	46,089
Ilan Daskal(1)	NA	N/A	62,634
Paul McNab	4,285	1,518	5,366
Luke Scrivanich	4,536	1,607	5,682
Gary Staley	5,041	1,786	6,313
(1)Mr. Daskal’s new hire MSUs were granted with four vesting tranches in connection with his hire, and his initial measurement period is reflective of his November 7, 2023 start date. In addition, Mr. Daskal’s FY24 MSU shares earned include both his new hire and ongoing MSUs.
Long-Term Retention PSUs and RSUs
In FY21, we experienced retention issues related to the highly competitive talent market within which we compete, as a number of the core members of our executive team were recruited to work for other companies, which ultimately culminated in the departure of our then Chief Financial Officer. Such concerns led the Compensation Committee in February 2021 to approve an Executive Retention Plan, pursuant to which key executive officers, including our CEO, received long-term equity awards, 50% of which were performance-based and 50% of which were time based.
Our CEO received 50% of his performance-based awards in the form of performance-based stock units that vest based on the achievement of share-price targets (“Share Price PSUs”) and 50% in the form of performance-based stock units that vest based on Executive Leadership Development and Succession plan goals specific to him (“Executive Leadership PSUs”). 100% of the performance-based awards of the other key executive officers were in the form of Share Price PSUs. In December 2022, the Compensation Committee certified achievement of the goals under the Executive Leadership PSUs awarded to the CEO. Upon certification, the underlying shares became subject to time-based vesting.

In February 2025, the time-based portion of the retention grants vested fully for all grantees, including the CEO. The performance target for the Share Price PSUs was never achieved and accordingly, these shares were cancelled for all grantees, including the CEO. There are no more outstanding stock awards under the 2021 Executive Retention Plan.

Vesting Summary
On February 28, 2025, all time-based RSUs under the Executive Retention Plan cliff vested. The $20 share-price target for the Share Price PSUs was not achieved and these awards were forfeited. The CEO’s Executive
68  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Discussion and Analysis
Leadership PSUs, tied to development and succession plan goals, were achieved in full and approved by the Board in FY23 and vested in FY25 following continuous service through the time-based vesting date.

CEO Retention Awards(1)(2)
(1)Reflects aggregate grant date fair value of PSUs and RSUs.
(2)Reflects the value of PSUs and RSUs, granted to the CEO pursuant to the Executive Retention Plan, calculated by multiplying the number of such RSUs & PSUs that vested by our closing stock price of $11.18 on February 28, 2025.

Other Benefits

General Health, Welfare and Other Benefit Plans	Perquisites and Other Benefits

Our executive officers are eligible to participate in a variety of employee benefit plans on the same terms as our other employees, including our healthcare, insurance, and other welfare and employee benefit programs. We believe these benefits are consistent with benefits provided by our compensation peer group and help us to attract and retain high quality executive officers.

No executive perquisites or other personal benefits, outstanding loans of any kind or other special executive benefits were given to our executive officers in FY25. In general, VIAVI and the Compensation Committee do not provide perquisites or other personal benefits to our executive officers.

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Compensation Discussion and Analysis
Severance and Change of Control Benefits

Name of Plan	Material Features
Executive Change of Control Benefits Plan (Covers all NEOs except for our CEO)
▪“Double-trigger” provisions to preserve morale and productivity, encourage executive retention to maintain the stability of our business during a change of control and protect executive officers in the event of job loss.
▪A departing executive officer must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group, which helps us attract and retain talented executive officers and maintain a consistent management team.

CEO Employment Agreement
▪Limited severance payments and benefits outside of a change in control and “double trigger” provision in the event of a change in control.
▪Our CEO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group.

CFO Employment Agreement
▪Limited payments and severance benefits outside of a change in control and “double trigger” provision in the event of a change in control.
▪Our CFO must sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
▪Provides comparable benefits offered by members of our compensation peer group.

Equity Plan Awards
▪Consistent with the practice of many of our compensation peers and to encourage our executive officers and other employees to remain employed with us, all grants of RSUs and MSUs provide for full vesting upon death or disability, with MSUs vesting at the target performance level.
▪Further, under our 2003 Plan, except as otherwise provided in an award agreement, the vesting of RSUs and MSUs will vest in full if they are not continued, assumed or replaced in connection with a corporate transaction, with MSUs vesting at the target performance level.

See the subsection titled “Potential Payments upon Termination of Employment or Change of Control” in the “Executive Compensation Tables” for more information regarding each of these plans or arrangements as well as our estimated potential payment obligations.

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Compensation Discussion and Analysis
Other Important Compensation Practices

Policy	Considerations	Material Features
Anti-Hedging Policy	▪Hedging insulates executive officers from stock price movement and reduces alignment with stockholders.
▪Pursuant to our Insider Trading Policy, all Board members, employees (including executive officers), contractors, and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties are prohibited from engaging in the following types of hedging transactions involving our common stock: (i) short sales, (ii) transactions involving publicly traded options, including put options, call options, and other derivative securities, and (iii) hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Anti-Pledging Policy	▪Pledging raises potential risks to stockholder value, particularly if the pledge is significant.
▪Our Insider Trading Policy prohibits Board members, employees (including executive officers), contractors and consultants of VIAVI and its subsidiaries, and their immediate family members, co-inhabitants, and controlled parties from holding our securities in margin accounts or pledging securities.

Equity Grant Timing Policy	▪Equity award grants should not be timed to take advantage of the release of material nonpublic information.
▪Our executive officers are generally granted equity awards, which include a mix of RSUs and MSUs as described above, at the beginning of each fiscal year at a Compensation Committee meeting that is typically scheduled more than a year in advance.
▪New-hire, retention, promotional, or as otherwise necessary equity awards for executive officers are generally granted on the 28th day of the second month of the quarter.
▪We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor do we time the grant of equity awards to our share price or factors, which may affect our future share price. During FY25, we did not grant any stock options or option-like awards, including during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing material nonpublic information and ending one business day after the filing or furnishing of such report with the SEC.

Burn Rate Policy	▪Dilution to our existing stockholders should be closely managed.
▪The Compensation Committee approves an annual gross equity budget at the beginning of the fiscal year to achieve a gross burn rate that approximates the average burn rate for peer group companies and the telecommunications industry more generally.
▪Our gross burn rate was ~2.3%(1) for FY25.

Stock Ownership Policy	▪Stock ownership among our executive officers and non-employee members of the Board encourages incentive alignment with stockholders.
▪We maintain robust formal stock ownership requirements for our executive officers and the non-employee members of the Board, as described in “Stock Ownership Guidelines” below. Under our stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by- case basis.

Clawback Policy	▪We should be able to recoup compensation in the event of a restatement, a non-restatement related miscalculation, or misconduct of any Section 16 officers.
▪We maintain a Compensation Recovery Policy, which applies to all executive vice presidents and above, which provides for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers as required by SEC and Nasdaq rules. Our Compensation Recovery Policy also allows our Compensation Committee to recover all forms of cash and equity incentive compensation, whether time-based or performance-based in the event of a non-restatement related miscalculation or in the event that a covered person has engaged in misconduct or was aware of or willfully blind to misconduct that occurred in an area over which the covered person had supervisory authority.

(1)Gross Burn Rate is calculated as (a) the number of new RSU stock awards granted under the 2003 Plan plus the number of PSU awards earned in the fiscal year, divided by (b) the weighted average common shares outstanding of the Company at the end of the fiscal year.

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Compensation Discussion and Analysis
Our Compensation Decision-Making Process

ROLE OF COMPENSATION COMMITTEE AND BOARD
▪The Compensation Committee is responsible for determining the compensation of our executive officers (other than our CEO) and making recommendations to the Board regarding the compensation of our CEO and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, compliance rules and best practices, and the composition of our compensation peer group for pay comparisons.
▪The Board determines the compensation of our CEO based on the recommendations of the Compensation Committee.

ROLE OF COMPENSATION COMMITTEE CONSULTANT
▪The Compensation Committee directly retained the services of Compensia, Inc. (“Compensia”) as its compensation consultant for FY25.
▪The Compensation Committee conducts an annual assessment of its consultant’s performance and independence and, based on its assessment, determines whether to re-appoint its consultant each year.
▪In FY25, the Compensation Committee assessed the independence of Compensia pursuant to the Nasdaq Listing Standards and SEC rules and concluded that Compensia is independent and that no conflict of interest has arisen or will arise that would prevent Compensia from serving as an independent consultant to the Compensation Committee.
▪In FY25, the services provided by Compensia included:
◦Assisting in the selection of our compensation peer group companies
◦Collecting and analyzing compensation market data drawn from companies that the Compensation Committee selected as a “peer group” of technology companies, as well as a broader set of competitive market data based on the AON/Radford Global Technology Survey;
◦Assisting the Compensation Committee in interpreting and understanding the compensation market data;
◦Updating the Compensation Committee on recent corporate governance trends and regulatory updates;
◦Advising on the reasonableness of our NEO and senior management’s compensation levels and programs;
◦Assisting in the review of non-employee Director compensation, including providing compensation market data;
◦Assisting in the review of the compensation disclosure in our proxy statement;
◦Reviewing a detailed analysis of our cash and equity compensation plans conducted by the Company to provide an independent view of the risks associated with our compensation programs, including those for our NEOs and any other employees; and
◦Attending Compensation Committee meetings, including meeting with the Compensation Committee in private sessions, without any members of senior management present.

ROLE OF MANAGEMENT
▪The Compensation Committee discusses NEO performance assessments and compensation targets with our Board chair and our Senior Vice President, Human Resources.
▪To assess our CEO’s performance, the Compensation Committee oversees a comprehensive assessment process including feedback from the Board and members of senior management and is facilitated by our Senior Vice President, Human Resources.
▪We also have an executive compensation team that provides background on company budgetary constraints and internal pay comparisons to help the Compensation Committee understand Compensia’s recommendations in those contexts. NEOs are not present for Compensation Committee decisions related to their individual compensation.

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Compensation Discussion and Analysis
Compensation Peer Group Comparisons
The Compensation Committee uses peer group comparisons to measure the competitiveness of our compensation practices. Pay at comparable companies is just one of the factors in the Compensation Committee’s pay decisions, which also take into account individual performance, a NEO’s level of experience and responsibilities, internal pay equity, our compensation budget, historical compensation levels, and other factors that are deemed to be important based on the Compensation Committee’s business judgment.
At the time of the selection in February 2024, the Compensation Committee selected peer group companies for FY25 with an emphasis on companies that (1) had headquarters located in the U.S. and belonged to business or labor market competitors in the network testing, communications equipment, technology, or hardware industries; (2) generated annual revenues between approximately 0.4 and 2.5 times VIAVI’s last four quarters’ revenue of $1.0 billion; and (3) had a market capitalization between approximately 0.25 and 4.0 times the mid-market capitalization range of $1.0 billion to $10.0 billion.

FY25 Peer Group
3D Systems Corporation	MKS Instruments, Inc.
Ciena Corporation	NETGEAR, Inc.
Cirrus Logic, Inc.	NetScout Systems, Inc.
Coherent	OSI Systems, Inc.
Commvault Systems, Inc.	Silicon Laboratories Inc.
Extreme Networks, Inc.	SunPower Corporation
F5, Inc.	Synaptics Incorporated
Infinera Corporation	Ubiquiti Inc.
Knowles Corporation	Viasat, Inc.
Lumentum Holdings Inc.	Wolfspeed, Inc. (formerly Cree, Inc.)
In determining our compensation peer group for FY25, National Instruments was removed from our peer group due to its acquisition. II-VI changed its name to Coherent following its acquisition of Coherent, Inc. and remains in our FY25 peer group for data continuity.
Section 162(m)
While Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) places a limit of $1.0 million dollars on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the right to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executive officers.
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Compensation Discussion and Analysis
Stock Ownership Guidelines
We maintain stock ownership guidelines, which require individuals employed in specified positions to own certain levels of our common stock to align their interests with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making. Under our current stock ownership guidelines, each of our executive officers and non-employee members of the Board is required to maintain ownership of our common stock as summarized in the table below.

Category	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date
As of September 23, 2025, our CEO, CFO and all of our NEOs with the exception of Paul McNab have either satisfied their stock ownership requirement or have time remaining to satisfy the requirement. Mr. McNab’s stock ownership declined due to distributions that were made pursuant to a marital settlement agreement. The Compensation Committee continues to monitor Mr. McNab’s ownership in light of stock market price and other considerations.
74  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Risk Assessment
The Compensation Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term stockholder value creation and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
▪Our compensation philosophy;
▪Comparative compensation at peer group companies;
▪Our core compensation element mix; and
▪The terms and payments under our cash and equity incentive plans.
As part of that review, management performed a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary.

Risk Assessment Factors
The Compensation Committee considered the following, among other factors, when determining the level of risk:
Pay Mix and Base Salary
▪Target annual cash incentive award opportunities are not over weighted.
▪Mix of cash and equity compensation is aligned with market.
▪Compensation is balanced, with potential for increased rewards based on company performance.
▪Use of MSUs provides performance alignment with stockholders.

Base Salary	▪Non-executive base salaries are targeted within market range. ◦Exceptions are managed via approval process. ◦Executive base salaries are based on market data and competitive factors.
Executive Annual Cash Incentive Award
▪Different plans for top executives, sales employees and all other employees to develop goals that optimize the incentive to each population.
▪Sliding scale of payouts from threshold up to maximum to avoid binary outcomes.
▪Multiple performance metrics that are aligned to business strategy to focus executives on the appropriate actions.
▪Semi-annual performance targets address forecasting issues with longer (annual) time periods.
▪Combination of organization, business group and individual goals can incentivize and reward employees for both group and personal performance.

Sales Compensation
▪Review of sales contracts by employees not dependent on commissions and review of calculation of commissions of employees that do not report to the sales department.
▪Two review groups to ensure proper functioning of the sales incentive program.
▪Clear documentation to help ensure the uniform treatment of all sales employees and assist in compliance with the plan.

Equity Incentive Awards
▪Equity awards, including the use of MSUs, promote alignment between executive and stockholder interests.
▪Equity awards are generally within the market norms and the Compensation Committee closely reviews any exceptions.
▪Mix of spending between NEOs and the general employee population within market norms.

Stock Ownership Guidelines and Trading Policies	▪Three-year vesting helps to provide greater retention value. ▪Stock ownership requirements are aligned with market and best practice.
Clawback Policy	▪Clawback Policy that applies to cash incentive payments and equity compensation awards provided to Section 16 officers under any applicable equity incentive plan.
Severance and Benefits	▪Benefit levels and severance triggers are consistent with market practice and do not include any poor pay practices.
Based upon this assessment, the Compensation Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.
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Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY25 were Keith Barnes (Chair), Richard E. Belluzzo and Douglas Gilstrap, each of whom served for all of FY25. No member of the Compensation Committee other than Mr. Belluzzo was at any time during FY25 or at any other time an officer or employee of the Company, and no member of the Compensation Committee had any relationship with the Company, requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. Mr. Belluzzo served as the Company's interim Chief Executive Officer from August 2015 through February 2016 but remains independent under applicable Nasdaq listing standards. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during FY25. Richard John Burns was appointed to the Compensation Committee in FY26, effective as of August 13, 2025.
76  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Compensation Committee Report
The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Keith Barnes (Chair)
Richard E. Belluzzo
Richard John Burns
Douglas Gilstrap
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Executive Compensation and Other Information
Summary Compensation Table
The following table contains information concerning the compensation provided to our NEOs for fiscal years 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Oleg Khaykin	2025	900,000	—	9,114,277	576,562	5,000	10,595,839
President and Chief Executive Officer	2024	900,000	—	7,422,769	—	5,000	8,327,769
	2023	895,192	—	8,078,473	—	5,000	8,978,665

Ilan Daskal	2025	570,003	—	3,105,142	292,127	5,000	3,972,272
Executive Vice President and Chief	2024	352,964	500,000	6,620,784	—	5,000	7,478,748
Financial Officer	2023	—	—	—	—	—	—

Paul McNab	2025	450,000	—	1,055,736	92,374	—	1,598,110
Executive Vice President, Chief Marketing	2024	450,000	—	864,288	—	81,350	1,395,638
Officer and Chief Strategy Officer	2023	447,116	—	940,638	—	—	1,387,754

Luke Scrivanich	2025	408,470	—	1,117,842	272,605	5,000	1,803,917
Senior Vice President & General Manager,	2024	400,000	—	915,134	—	5,000	1,320,134
Optical Security & Performance Products	2023	398,077	—	995,962	19,362	5,000	1,418,401

Gary Staley	2025	432,684	—	1,242,053	174,502	5,000	1,854,239
Senior Vice President, Global Sales,	2024	420,000	—	1,016,806	—	5,000	1,441,806
Network and Service Enablement	2023	416,154	—	1,106,642	49,980	5,000	1,577,776

(1)Amounts shown do not reflect compensation actually earned by the NEO. Instead, the amounts shown in this column represent (i) the grant date fair values of time-based RSUs issued pursuant to the 2003 Plan computed in accordance with ASC Topic 718 and (ii) the grant date fair values of MSUs (based on relative TSR) at the target level of performance. The grant date fair value for RSUs is calculated based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under ASC Topic 718. The valuation assumptions used to calculate the fair value of MSUs for FY25 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for FY25 filed with the SEC on August 11, 2025.

Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs (150% of target) granted to certain NEOs in FY25, FY24 and FY23, using the grant date fair value, is set forth in the table below.

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value
Oleg Khaykin	2025	8,819,991
	2024	6,052,360
	2023	6,547,009
Ilan Daskal	2025	2,552,069
	2024	5,424,900
	2023	—
Paul McNab	2025	867,694
	2024	704,721
	2023	762,318
Luke Scrivanich	2025	918,738
	2024	746,180
	2023	807,154
Gary Staley	2025	1,020,825
	2024	829,081
	2023	896,852
(2)The amounts in the “All Other Compensation” column for FY25 include 401(k) matching contributions by the Company in the amount of $5,000 for each NEO other than Mr. McNab, who did not contribute to the Company's 401(k) plan in FY25. The amount in the “All Other Compensation” for column for FY24 for Mr. McNab includes a cash reimbursement in the amount of $81,350 for certain tax penalties he was required to pay due to the Company’s administrative error.
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Executive Compensation and Other Information

Grants of Plan-Based Awards Table
The following table provides information about equity and non-equity awards granted to the NEOs in FY25.

GRANTS OF PLAN BASED AWARDS
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards(3) ($)
Oleg Khaykin	8/28/2024	8/13/2024	MSUs	—	—	—	—	571,428	857,142	—		5,879,994
	8/28/2024	8/13/2024	RSUs	—	—	—	—	—	—	380,952	(4)	3,234,282
			Cash	—	1,125,000	1,687,500	—	—	—	—		—
Ilan Daskal	8/28/2024	8/13/2024	MSUs	—	—	—	—	165,343	248,015	—		1,701,379
	8/28/2024	8/13/2024	RSUs	—	—	—	—	—	—	165,343	(4)	1,403,762
			Cash	—	570,000	855,000	—	—	—	—		—
Paul McNab	8/28/2024	8/13/2024	MSUs	—	—	—	—	56,216	84,324	—		578,463
	8/28/2024	8/13/2024	RSUs	—	—	—	—	—	—	56,216	(4)	477,274
			Cash	—	382,500	573,750	—	—	—	—		—
Luke Scrivanich	8/28/2024	8/13/2024	MSUs	—	—	—	—	59,523	89,285	—		612,492
	8/28/204	8/13/2024	RSUs	—	—	—	—	—	—	59,523	(4)	505,350
			Cash	—	348,500	522,750	—	—	—	—		—
Gary Staley	8/28/2024	8/13/2024	MSUs	—	—	—	—	66,137	99,206	—		680,550
	8/28/2024	8/13/2024	RSUs	—	—	—	—	—	—	66,137	(4)	561,503
			Cash	—	369,750	702,525	—	—	—	—		—
(1)These columns show the potential cash value range of the payout for each NEO under the Executive VPP. The amounts actually earned by each NEO in FY25 are summarized in the Summary Compensation Table above. Please see the section entitled “Annual Cash Incentive Awards” in the CD&A.
(2)These columns show the estimated share vesting range for each NEO’s MSU awards, which could range from 0% to 150%. MSUs vest in three annual tranches based upon (i) the Company’s TSR relative to the performance of the companies of the Nasdaq Telecommunications Index with three overlapping performance periods of one, two, and three years and (ii) the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” Please see the section entitled “Long-Term Incentive Compensation” in the CD&A.
(3)Except as otherwise noted, the amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule ASC Topic 718. Please see footnote (2) to the Summary Compensation Table for more information regarding the assumption used to calculate these amounts.
(4)Represents time-based RSUs that vest annually over three years, with 1/3 vesting on each one-year anniversary of the date of grant, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
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Executive Compensation and Other Information
Outstanding Equity Awards at Fiscal Year-End

		STOCK AWARDS
					Equity Incentive Plan Awards:		Equity Incentive Plan Awards:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Oleg Khaykin	8/28/2022	85,081	(2)	850,810
	8/28/2023	221,212	(2)	2,212,120
	8/28/2024	380,952	(2)	3,809,520
	8/28/2022				85,082	(3)	850,820
	8/28/2023				221,212	(3)	2,212,120
	8/28/2024				571,428	(3)	5,714,280
Ilan Daskal	11/28/2023	75,757	(2)	757,570
	11/28/2023	197,830	(4)	1,978,300
	8/28/2024	165,343	(2)	1,653,430
	11/28/2023				75,758	(3)	757,580
	11/28/2023				197,831	(5)	1,978,310
	8/28/2024				165,343	(3)	1,653,430
Paul McNab	8/28/2022	9,906	(2)	99,060
	8/28/2023	25,757	(2)	257,570
	8/28/2024	56,216	(2)	562,160
	8/28/2022				9,907	(3)	99,070
	8/28/2023				25,758	(3)	257,580
	8/28/2024				56,216	(3)	562,160
Luke Scrivanich	8/28/2022	10,489	(2)	104,890
	8/28/2023	27,272	(2)	272,720
	8/28/2024	59,523	(2)	595,230
	8/28/2022				10,490	(3)	104,900
	8/28/2023				27,273	(3)	272,730
	8/28/2024				59,523	(3)	595,230
Gary Staley	8/28/2022	11,655	(2)	116,550
	8/28/2023	30,302	(2)	303,020
	8/28/2024	66,137	(2)	661,370
	8/28/2022				11,655	(3)	116,550
	8/28/2023				30,303	(3)	303,030
	8/28/2024				66,137	(3)	661,370
(1)Amounts reflecting market value of RSUs and MSUs are based on the price of $10.00 per share, which was the closing price of our common stock as reported on Nasdaq on June 27, 2025, the last trading day of FY25.
(2)Time-based RSUs which vest in three equal annual tranches on the first three anniversaries of the grant date, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(3)MSU awards, which vest in three annual tranches based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year and three-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” With respect to MSUs granted during the 2023, 2024, and 2025 fiscal years, the number of MSUs disclosed in the table above were unvested as of the last day of FY25 and reflect, pursuant to SEC rules, vesting at 100% of the target amount, as the Company’s performance through the last day of FY25 did not exceed the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
(4)Time-based RSUs, which vest in four equal annual tranches on each of the first four anniversaries of the grant date, contingent upon the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.”
(5)MSU awards, which vest in four annual tranches on each of the first four anniversaries of the grant date, based upon the Company’s TSR relative to the performance of the companies in the Nasdaq Telecommunications Index, measured over one-year, two-year, three-year and four-year performance periods, contingent on the NEO’s continuous service through each applicable vesting date, subject to certain exceptions as set forth in the section below entitled “Potential Payments Made Upon Termination or Change in Control.” The number of MSUs disclosed in the table above were unvested as of the last day of FY25 and reflect, pursuant to SEC rules, vesting at 100% of the target amount, as the Company’s performance through the last day of FY25 did not exceed the target performance level for such MSUs. The actual number of shares that will vest ranges from 0% to 150% of the target amount for each vesting tranche, subject to completion of the applicable measurement period and certification by the Compensation Committee.
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Executive Compensation and Other Information
Stock Vested
The following Stock Vested Table provides additional information about the value realized by the NEOs due to the vesting of equity during FY25.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Oleg Khaykin	726,805	7,181,810
Ilan Daskal	166,457	1,644,595
Paul McNab	72,358	697,700
Luke Scrivanich	74,849	719,006
Gary Staley	87,332	845,477
(1)Represents the amounts realized based on the product of (a) the number of stock units vested and (b) the closing price of our common stock on Nasdaq on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).
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Executive Compensation and Other Information
Potential Payments Made Upon Termination or Change in Control
Change in Control Plan
The Company’s Change in Control Plan (the “Change in Control Plan”), which covers all NEOs (except for Mr. Khaykin), provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change in Control Plan) within the Coverage Period, defined as the 12- month period beginning upon a Change in Control (as defined in the Change in Control Plan), subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance- based awards at 100% of the target achievement level), (b) a lump sum payment equal to either twelve months base salary, eighteen months base salary (applicable to Mr. Staley) or twenty-four months base salary (applicable to Messieurs Daskal, McNab and Scrivanich), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to death or Disability (as defined in the Change in Control Plan) during the Coverage Period.

Khaykin Agreement
Pursuant to the terms of the Company’s agreement with Mr. Khaykin (the “Khaykin Agreement”), if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, and each, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits:
If an Involuntary Termination occurs within three months prior to, or one year after a Change in Control (as defined in the Employment Agreement), Mr. Khaykin will receive:
▪If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual cash incentive award. Provided, however, that if the Involuntary Termination occurs within three months prior to a Change in Control, such cash severance may be apportioned into installments and paid on the Company’s regular payroll dates over a period of 18 months commencing with the first regular payroll date of the Company occurring at least 60 days following the termination date.
▪Immediate vesting of all equity awards (including accelerated vesting of any performance-based awards at 100% of the greater of (i) target achievement level or (ii) the achievement level actually attained as of the termination date).
If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change in Control, or is a termination due to death or Disability (as defined in the Khaykin Agreement), Mr. Khaykin will receive:
▪A prorated portion of his target annual cash incentive award for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance, payable at the same time that annual cash incentive awards are paid to Company executives generally.
▪An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target annual cash incentive award, payable on the Company’s regular payroll dates over a period of 18 months commencing on the first regular payroll date of the Company occurring at least 60 days following the termination date.
▪Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount (including accelerated vesting of any performance-based awards at 100% of the target achievement level), to the extent such awards would have vested during the period of 18 months following the termination date had Mr. Khaykin’s employment with the Company continued through such period.
Whether or not an Involuntary Termination occurs within one year after a Change in Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.
The Khaykin Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Khaykin constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Khaykin, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

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Executive Compensation and Other Information

Daskal Agreement

In addition to the benefits under the Change in Control Plan, Mr. Daskal is also party to an agreement with the Company (the “Daskal Agreement”), pursuant to which, if Mr. Daskal’s employment is involuntarily terminated other than within a period beginning on a Change of Control and ending on the first anniversary of a Change of Control, he will receive a severance payment equal to 18-months base salary and will also be reimbursed for 18 months, the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company. Mr. Daskal participates in the Change in Control Plan as a Level 1 Participant (as defined in the Change in Control Plan). In addition, the Daskal Agreement specifies that the definition of “Good Reason” in the Change of Control Plan shall include for Mr. Daskal, a material reduction in duties, authority, reporting relationships or responsibilities, including not being the chief financial officer of a publicly reporting company after a Change of Control.
RSU and MSU Vesting Upon Death and Disability or if Awards are Not Continued, Assumed or Replaced.
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us through the date of the applicable vesting event, grants of RSUs and MSUs provide for full vesting upon separation from the Company due to death or Disability (as defined in the award agreements), with MSUs vesting at target.

Further, under our 2003 Plan, except as otherwise provided in an award agreement, the vesting of RSUs and MSUs will vest in full if they are not continued, assumed or replaced in connection with a corporate transaction, with MSUs vesting at the target performance level.

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Executive Compensation and Other Information
Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment or a corporate transaction in which awards are not continued, assumed or replaced. The figures shown below assume that such termination was effective as of June 28, 2025 (and therefore use the closing price of our common stock on Nasdaq as of June 27, 2025, the last trading day of FY25, for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

Name	Benefit	Death, Disability or Corporate Transaction Where Equity Awards are Not Continued, Assumed or Replaced ($)(1)	Within 12 Months After a Change in Control($)(2)	Termination Not in Connection with a Change in Control ($)(3)
Oleg Khaykin	Cash Severance	3,037,500	3,881,250	3,037,500
	Equity Award Acceleration	15,649,670	15,649,670	12,475,070
	COBRA	—	47,503	47,503
Ilan Daskal	Cash Severance	—	1,140,000	855,000
	Equity Award Acceleration	8,778,620	8,778,620	—
	COBRA	—	23,352	35,029
Paul McNab	Cash Severance	—	900,000	—
	Equity Award Acceleration	1,837,600	1,837,600	—
	COBRA	—	23,298	—
Luke Scrivanich	Cash Severance	—	820,000	—
	Equity Award Acceleration	1,945,700	1,945,700	—
	COBRA	—	23,298	—
Gary Staley	Cash Severance	—	652,500	—
	Equity Award Acceleration	2,161,890	2,161,890	—
	COBRA	—	37,527	—
(1)Amounts in this column reflect the value of unvested RSUs and MSUs as of the last day of FY25 that would accelerate and vest upon a separation from the Company due to (i) death or Disability, pursuant to the terms of the NEO’s RSU and MSU award agreements or (ii) in the event such RSUs and MSUs are not assumed or replaced in connection with a corporate transaction. In addition, Mr. Khaykin is entitled to cash severance benefits upon a death or Disability, pursuant to the Khaykin Agreement, which benefits are also reflected in this column.
(2)Amounts in this column reflect the value of severance benefits under the Change in Control Plan and the Khaykin Agreement. Severance benefits for Mr. Khaykin are also payable if he is terminated without Cause or resigns for Good Reason within three months prior to a Change in Control, which are the same benefits that he is entitled to receive if he experiences a qualifying termination within 12 months after a Change in Control. These amounts do not reflect the impact of any “better after-tax” provision.
(3)Amounts in this column reflect the value of severance benefits under (i) the Khaykin Agreement and (ii) the Daskal Agreement.

84  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Oleg Khaykin, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.

For FY25, the median annual total compensation of all our employees (other than our CEO) was $100,318. The annual total compensation of our CEO was $10,595,839. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees was approximately 106 to 1.
We identified the “median employee” using the following methodology and material assumptions, adjustments, and estimates (consistent with applicable SEC rules):
▪We selected June 28, 2025 (the last day of FY25), as the date upon which we would identify the “median employee.”
▪As of this date, our employee population consisted of approximately 3,673 individuals.

After excluding 183 employees (representing less than 5% of our total number of employees), we identified our median employee from a group of approximately 3,490 employees globally.

Countries	# of Employees	% of Employees
Bulgaria	1	0.03%
Denmark	1	0.03%
Norway	1	0.03%
Netherlands	2	0.05%
Poland	2	0.05%
Switzerland	2	0.05%
Hong Kong	6	0.16%
United Arab Emirates	6	0.16%
Australia	9	0.25%
Finland	9	0.25%
Taiwan	12	0.33%
Sweden	13	0.35%
Thailand	14	0.38%
Spain	21	0.57%
Ireland	25	0.68%
Japan	28	0.76%
Brazil	31	0.84%
Total Employees Excluded	183	4.97%
▪For purposes of determining our median employee, we excluded employees in certain countries that, in total, resulted in the exclusion of approximately 183 employees (the “De Minimis Exemption”). This exclusion represents less than 5% of our total number of employees as permitted under SEC rules.
▪We used base compensation earned in FY25 as our consistently applied compensation measure. In the case of foreign employees, base compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be part of their base compensation.
▪Base compensation was annualized for all permanent employees who were hired after the fiscal year began, and all foreign currencies were converted to U.S. dollars using the applicable exchange rate as of June 28, 2025.

▪We re-evaluated our employee population due to acquisition related changes from the prior year. Based on this review, we determined that the median employee identified in FY24 remains appropriate.

▪Once we identified the median employee, we calculated the elements of the median employee’s FY25 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
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Executive Compensation and Other Information
Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and Non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

Year(1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4) (e)	Value of Initial Fixed $100 Investment Based On:(5)		Net Income (in millions) (h)	Consolidated Non-GAAP Operating Income (in millions)(6) (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)
2025	$10,595,839	$16,382,196	$2,307,135	$3,597,518	$80	$119	$34.8	$153.9
2024	$8,327,769	$(1,523,950)	$2,066,364	$687,143	$55	$93	$(25.8)	$115.0
2023	$8,978,665	$5,273,915	$1,779,833	$1,142,474	$91	$95	$25.5	$172.5
2022	$9,340,416	$2,475,672	$1,807,445	$812,945	$105	$93	$15.5	$286.8
2021	$16,868,008	$20,204,757	$2,690,648	$1,913,339	$140	$127	$67.5	$253.5
(1)The following table lists the PEO and Non-PEO NEOs for each of fiscal years 2021, 2022, 2023, 2024 and 2025.

	PEO	Non-PEO NEOs
2025	Oleg Khaykin	Ilan Daskal, Paul McNab, Luke Scrivanich, Gary Staley
2024	Oleg Khaykin	Ilan Daskal, Paul McNab, Luke Scrivanich, Gary Staley, Henk Derksen, and Pam Avent
2023	Oleg Khaykin	Henk Derksen, Paul McNab, Luke Scrivanich and Gary Staley
2022	Oleg Khaykin	Henk Derksen, Paul McNab, Luke Scrivanich and Gary Staley
2021	Oleg Khaykin	Amar Maletira, Paul McNab, Luke Scrivanich, Gary Staley, and Pam Avent
(2)The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation and Other Information – Summary Compensation Table” for additional information).
(3)The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Khaykin in accordance with the Pay Versus Performance Rules:

	Pension Plan Adjustments			Equity Award Adjustments
	Summary Compensation Table Total for PEO	Change in Pension Value	Pension Service Cost	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2025	$10,595,839	N/A	N/A	$9,114,277	$10,885,703	$1,754,210	-	$2,260,720	-	-	$16,382,196
(4)The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our Non-PEO NEOs in accordance with the Pay Versus Performance Rules.
86  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information

	Pension Plan Adjustments			Equity Award Adjustments
	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Change in Pension Value ($)	Pension Service Cost ($)	Stock Awards ($)	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2025	$2,307,135	N/A	N/A	$1,630,193	$1,942,980	$649,823	-	$327,774	-	-	$3,597,518
(5)In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 on June 27, 2020, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the Nasdaq Telecommunication Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended June 28, 2025.
(6)We have determined that Consolidated Non-GAAP Operating Income (also referred to in our Compensation Discussion and Analysis as “Non-GAAP Operating Profit”) is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for FY25, to company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules). Please refer to the section titled “Elements of FY25 Executive Compensation – Financial Metrics for FY25” for the definition of Non-GAAP Operating Income and to Annex A for a reconciliation of Non-GAAP Operating Income to GAAP Operating Income.
Financial Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs, for FY25, to company performance, as further described in our Compensation Discussion and Analysis within the section titled “Elements of FY25 Executive Compensation – Financial Metrics for FY25” (see page 63).

Seven Most Important Performance Measures
Consolidated Non-GAAP Operating Income
Consolidated Revenue
OSP Revenue
OSP Non-GAAP Operating Income
NSE Revenue
NSE Non-GAAP Operating Income
Relative TSR
Relationship Between “Compensation Actually Paid” and Performance
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with the Company’s financial performance as measured by our TSR, our Peer Group TSR, our net income, and Non-GAAP Operating Income.
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Executive Compensation and Other Information
Compensation Actually Paid, Cumulative TSR of the Company and Cumulative TSR of the Peer Group

CAP vs. Viavi and Index TSR
Compensation Actually Paid ($M)
TSR (Based on $100 Initial Investment)
25.00
20.00
15.00
10.00
5.00
0.00
(5.00)
160
140
120
100
80
60
40
20
0
$20.20
$1.91
$2.48
$0.81
$5.27
$1.14
$(1.52)
$0.68
$16.38
$3.60
2021
2022
2023
2024
2025
PEO CAP ($M)
Average NEO CAP ($M)
Viavi TSR
NASDAQ Telecommunications TSR

Compensation Actually Paid and Net Income

CAP vs. Viavi Net Income
25.00
20.00
15.00
10.00
5.00
0.00
(5.00)
Compensation Actually Paid ($M)
80.0
60.0
40.0
20.0
0.0
(20.0)
(40.0)
Net Income ($M)
$20.20
$1.91
$2.48
$0.81
$5.27
$1.14
$(1.52)
$16.38
$3.60
2021
2022
2023
2024
2025
PEO CAP ($M)
Average NEO CAP ($M)
Viavi Net Income ($M)

88  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Executive Compensation and Other Information
Compensation Actually Paid and Non-GAAP Operating Income

CAP vs. Viavi Non-GAAP Operating Income
25.00
20.00
15.00
10.00
5.00
0.00
(5.00)
Compensation Actually Paid ($M)
350.0
300.0
250.0
200.0
150.0
100.0
50.0
0.0
Non-GAAP Operating Income ($M)
$20.20
$1.91
$2.48
$0.81
$5.27
$1.14
$(1.52)
$0.68
$16.38
$3.60
2021
2022
2023
2024
2025
PEO CAP ($M)
Average NEO CAP ($M)
Viavi Non-GAAP Operating Income ($M)

VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  89

Executive Compensation and Other Information
Equity Compensation Plans
The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of June 28, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	10,157,299	(2)	—	13,690,903	(3)
(1)Excludes outstanding RSUs, which have no exercise price.
(2)Represents shares of the Company’s Common Stock issuable upon the exercise of options outstanding and vesting and settlement of RSUs under the 2003 Plan and excludes purchase rights under our Employee Stock Purchase Plan (the “ESPP”). Excluding outstanding RSUs, which have no exercise price, as of June 28, 2025, there were no options to purchase shares under the 2003 Plan.
(3)Represents shares of the Company’s Common Stock authorized for future issuance under the 2003 Plan (under which 7,773,678 shares remained available for grant as of June 28, 2025) and the ESPP (under which 5,917,225 shares remained available for grant as of June 28, 2025, including shares subject to purchase during then-current purchase period, which commenced on February 1, 2025 (the exact number of which were not known until the purchase date on July 31, 2025).
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2025, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s common stock, (ii) each Director and nominee, (iii) the Company’s named executive officers, and (iv) all current Directors and executive officers as a group.
As of August 31, 2025, there were 222,655,443 shares of the Company’s common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,”
which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated, and subject to applicable community or marital property laws, each beneficial owner listed in the table below possesses sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Viavi Solutions Inc., 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286.
90  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders(1)
Entities affiliated with BlackRock, Inc.(2)	33,864,710	15.2%
The Vanguard Group(3)	31,423,731	14.1%
Entities affiliated with Wellington Management Group LLP(4)	17,107,099	7.7%
Capital World Investors(5)	13,955,454	6.3%

Directors and Executive Officers
Oleg Khaykin(6)	2,391,207	1.1%
Ilan Daskal(7)	85,372	*
Paul McNab(8)	96,235	*
Luke Scrivanich(9)	110,803	*
Gary Staley(10)	242,625	*
Richard E. Belluzzo(11)	225,541	*
Keith Barnes	178,881	*
Laura Black	118,968	*
Richard John Burns	—	*
Donald Colvin	188,524	*
Eugenia M. Corrales	—	*
Douglas Gilstrap	42,237	*
Masood A. Jabbar(12)	180,333	*
Joanne Solomon	52,395	*
All Current Directors and executive officers as a group (16 persons)(13)	4,025,779	1.8%
*Less than 1%.
(1)Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2025 and the Company’s outstanding shares of common stock as of August 31, 2025.
(2)Based on information set forth in a Schedule 13G/A, as of March 31, 2025, filed with the SEC on April 30, 2025 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 33,440,106 shares and the sole power to dispose of or to direct the disposition of 33,864,710 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based on information set forth in a Schedule 13G/A, as of June 30, 2025, filed with the SEC on July 29, 2025 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the shared power to vote or direct the vote over 267,221 shares, the sole power to dispose of or to direct the disposition of 30,879,877 shares and the shared power to dispose of or to direct the disposition of 543,854 shares. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
(4)Based on information set forth in a Schedule 13G/A, as of March 31, 2025, filed with the SEC on May 12, 2025 by Wellington Management Group LLP, jointly with Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”). According to its Schedule 13G/A, Wellington Management Group LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP each reported having the shared power to vote or direct the vote over 13,674,087 shares. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each reported having the shared power to dispose of or to direct the disposition of 17,107,099. Wellington Management Company LLP reported having the shared power to dispose of or to direct the disposition of 16,033,201 shares. The address of the Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(5)Based on information set forth in a Schedule 13G, as of September 30, 2024, filed with the SEC on November 13, 2024 by Capital World Investors (“Capital World”). According to its Schedule 13G, Capital World reported having the sole power to vote or direct the vote over 13,955,454 shares and the sole power to dispose of or to direct the disposition of 13,955,454 shares. The address of Capital World is 333 South Hope Street, 55th Floor, Los Angeles, California, 90071.
(6)Includes 386,164 market stock units which are vested and exercisable within 60 days of August 31, 2025. Also includes 118,914 shares held in trust by spouse.
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Security Ownership of Certain Beneficial Owners and Management
(7)Includes 55,114 market stock units which are vested and exercisable within 60 days of August 31, 2025.
(8)Includes 41,524 market stock units which are vested and exercisable within 60 days of August 31, 2025.
(9)Includes 43,967 market stock units which are vested and exercisable within 60 days of August 31, 2025.
(10)Includes 48,851 market stock units which are vested and exercisable within 60 days of August 31, 2025.
(11)Includes 83,292 shares held in trust for the benefit of Mr. Belluzzo’s family, for which Mr. Belluzzo has sole voting and investment power.
(12)Includes 62,108 shares held in trust for the benefit of Mr. Jabbar’s family, for which Mr. Jabbar has sole voting and investment power.
(13)Includes 617,119 market stock units which are vested and exercisable within 60 days of August 31, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s common stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC.
Based solely on its review of the filed reports and written representations from the Reporting Persons, the Company believes that during FY25 all Reporting Persons complied with the applicable filing requirements on a timely basis, with the exception of Mike Petrucci, our Senior Vice President and Chief Operations Officer who filed a Form 3 late on May 22, 2025 due to technical challenges with obtaining EDGAR codes.
Certain Relationships and Related Person Transactions
Review and Approval of Related Person Transactions
We review all relationships and transactions in which the Company and our Directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all Directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.
We have determined that there were no related person transactions since the beginning of FY25 through the date of this Proxy Statement.
92  |   VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement

Other Information
Note About Forward Looking Statements
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “committed “to”, “strive,” “believe,” “expect,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our financial and operational performance; our business, governance and responsible business strategies and initiatives and related actions; changes to and expected benefits of our executive compensation program; expected use and enforcement of our compensation decisions; expected or future equity usage, burn rate or shares outstanding; and stockholder engagement. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Websites Referenced in this Proxy Statement
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.
Annual Report on Form 10-K and Annual Report to Stockholders
The Company will provide, without charge, to each person solicited a copy of the FY25 annual report, including financial statements and schedules filed therewith upon written request to the secretary, sent to:
Viavi Solutions Inc.
1445 South Spectrum Blvd, Suite 102
Chandler, Arizona 85286
VIAVI Solutions Inc.  |  FY 2025 Notice of Annual Meeting & Proxy Statement  |  93

General Information About the Annual Meeting

Why am I receiving these proxy materials?
The Board is furnishing these proxy materials to you in connection with the 2025 Annual Meeting. The 2025 Annual Meeting will be held on November 12, 2025 online via audio webcast, at 10:00 a.m., Mountain Time. You are invited to attend the 2025 Annual Meeting online and are entitled and requested to vote on the proposals outlined in this Proxy Statement.

Why is the 2025 Annual Meeting being held as a virtual, online meeting?
We believe hosting a virtual meeting enables increased stockholder attendance and participation since stockholders may participate from any location around the world, and lowers the cost to our stockholders, the Company and the environment. We have designed the virtual 2025 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

Who can vote their shares and attend the 2025 Annual Meeting?
Stockholders as of the record date for the 2025 Annual Meeting, September 23, 2025, are entitled to vote their shares and attend the virtual 2025 Annual Meeting. At the close of business on the record date, there were [______] shares of VIAVI common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on September 23, 2025, your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy, and you do not need to register to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If on September 23, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and (ii) register to attend the 2025 Annual Meeting. Please see “How do I register to attend the virtual 2025 Annual Meeting?” below for information on how to register to attend the 2025 Annual Meeting.

How do I virtually attend the 2025 Annual Meeting?
We will host the 2025 Annual Meeting live online via audio webcast. You may attend the 2025 Annual Meeting live online by visiting https://meetnow.global/MV64DKT. The webcast will start at 10:00 a.m. Mountain Time on November 12, 2025. If you are a stockholder of record, you will need to enter the control number included on your proxy card to enter the 2025 Annual Meeting online. If you are a beneficial owner and have registered in advance to participate in the 2025 Annual Meeting, you will need to enter the control number that you received from Computershare. Online check-in will begin at 9:30 a.m. Mountain Time on November 12, 2025, and you should allow ample time for the online check-in proceedings. If you experience any technical difficulties or have trouble accessing the virtual meeting, contact 1-888-724-2416 (toll-free) or +1 781-575-2748 (international) or review the instructions on the virtual meeting website.

How do I register to attend the virtual 2025 Annual Meeting?
If you are a stockholder of record, you do not need to register to attend the 2025 Annual Meeting. However, if you are the beneficial owner of your shares, you must register in advance to attend the 2025 Annual Meeting. To register to attend the virtual 2025 Annual Meeting online, you must obtain a legal proxy from your brokerage firm, bank or other nominee and submit proof of your legal proxy reflecting your holdings of our stock, along with your legal name and email address, to our virtual meeting provider, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) on November 7, 2025. You will receive a confirmation of your registration by email and a control number after we receive your registration materials. Requests for registration should be directed to the following:
•By email: Forward the email from your brokerage firm, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
•By Regular Mail: Mail to Computershare, VIAVI Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006 unless this is an overnight request. Overnight requests via Courier Delivery: To Computershare, VIAVI Legal Proxy, 150 Royall Street, Suite 101, Canton, MA 02021.
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How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or your voting instruction card. To use an alternative voting procedure, follow the instructions on each proxy card or your voting instruction card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote before the 2025 Annual Meeting:
▪by telephone or through the internet - to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
▪by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or
▪You may also vote during the 2025 Annual Meeting through the internet.
If you want to vote by telephone before the meeting, your votes must be submitted by 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time), on November 11, 2025. If you want to vote through the internet, your votes can be submitted before and during the 2025 Annual Meeting. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote should you decide to attend the virtual 2025 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee regarding how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To vote at the 2025 Annual Meeting, you must obtain a legal proxy from your nominee and register to attend the meeting. Please see “How do I register to attend the virtual 2025 Annual Meeting?” above for information on how to register to attend the 2025 Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:
Georgeson LLC
1290 Avenue of the Americas
9th Floor
New York, NY 10104
Stockholders, Banks and Brokers Call: 1 (888) 867-6963

Will you make a list of the stockholders of record entitled to vote at the 2025 Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders from November 2, 2025 through November 11, 2025. To access the electronic list during this time, please send your request, along with proof of ownership, by email to investor.relations@viavisolutions.com. You will receive confirmation of your request and instructions on how to view the electronic list online.

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide stockholders with access to our proxy materials over the internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about [_______], 2025 to our stockholders as of the record date, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. We encourage stockholders to take advantage of the availability of our proxy materials via the internet to help reduce the environmental impact of our annual meetings.

How do I obtain electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:
▪View our proxy materials for the 2025 Annual Meeting on the internet; and
▪Instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

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General Information

What if I prefer to receive paper copies of the materials?
If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your proxy card (or provide this information when you vote telephonically or via the internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.
Additionally, you may request a paper copy of the materials by (i) calling 1-800-962-4284 or 781-575-3120 for international callers; (ii) sending an e-mail to investorvote@computershare.com; or (iii) logging onto https://www.computershare.com/investor. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the “Control Number” (located on the front page of the Notice).

What is included in the proxy materials?
The proxy materials include the notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended June 28, 2025, as filed with the SEC on August 11, 2025 (the “Annual Report”). These materials were first made available to you via the internet on or about[_______], 2025. Our principal executive offices are located at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?
Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at 408-404-6305 or 1445 South Spectrum Blvd., Suite 102, Chandler, AZ 85286, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

What if I return a proxy card but do not make specific choices?
When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the 2025 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described below. If any matters not described in this Proxy Statement are properly presented at the 2025 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the 2025 Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy after submitting my proxy?”

What constitutes a quorum?
The presence at the 2025 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum permitting the 2025 Annual Meeting to conduct its business.

What proposals will be voted on, the Board of Director’s recommendations, and the applicable voting standards?
The chart below describes the proposals to be considered at the 2025 Annual Meeting, the Board's recommendation with respect to each proposal, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted. In addition, stockholders will consider such other business as may properly come before the 2025 Annual Meeting and any adjournment or postponement thereof. All shares of our common stock represented by valid proxies
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will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of our common stock will be voted in accordance with the recommendations of the Board as described in the chart below.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions*	Effect of Broker Non-Votes*
1. Election of directors	For, against, or abstain on each nominee	“FOR” EACH OF THE NOMINEES	Majority of votes cast**	No effect	No effect
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for FY26	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers for FY25, as set forth in the Proxy Statement	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
4. Approval of the Amended and Restated Equity Incentive Plan	For, against, or abstain	“FOR”	Majority of shares present or represented by proxy and entitled to vote***	Vote against	No effect
5. Approval of Restated Certificate of Incorporation to Provide for Officer Exculpation	For, against, or abstain	“FOR”	Majority of outstanding shares entitled to vote****	Vote against	Vote against
*Effect of Abstentions and Broker Non-Votes: Under Delaware law, an abstaining vote and a broker non- vote are counted as present and are included for purposes of determining whether a quorum is present at the 2025 Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the 2025 Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.
**Majority of votes cast standard: Each Director must be elected by the affirmative vote of a majority of the shares of our common stock cast with respect to such Director by the shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a Director must exceed the number of votes cast against that Director.
***Majority of shares present or represented by proxy and entitled to vote standard: Approval of a proposal under this standard requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the 2025 Annual Meeting.

**** Majority of outstanding shares entitled to vote standard: Approval of a proposal under this standard requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote on this proposal at the 2025 Annual Meeting.

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General Information

Who will tabulate the votes?
A representative of our transfer agent, Computershare will tabulate the votes and act as inspector of election.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote or revoke my proxy after submitting my proxy?
You may revoke your proxy at any time before the final vote deadline of 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on November 11, 2025. You may do so by one of the following ways:
▪submitting another proxy card bearing a later date;
▪sending a written notice of revocation to the Company’s Secretary at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286; or
▪submitting new voting instructions via telephone or the internet.
For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the 2025 Annual Meeting and voting in person.

Who is paying for this proxy solicitation?
This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of our common stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of Georgeson LLC. as its proxy solicitor for this year for a fee of approximately $12,500 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?
The Company will announce the preliminary results at the 2025 Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the 2025 Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

When are stockholder proposals that are not intended to be included in the Company’s proxy statement and director nominations due for next year’s annual meeting?

To be considered properly brought before an annual meeting, stockholders wishing to bring proposals that are not intended to be included in the Company’s proxy statement or nominate candidates for director positions must have given timely notice in writing to the Company’s Secretary. To be timely for the 2026 Annual Meeting, a stockholder’s notice must be both (i) delivered to or mailed and received by the Company at 1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286 and (ii) emailed to investor.relations@viavisolutions.com not later than 5 p.m. Eastern Time (ET) on the 90th day nor earlier than 5 p.m. ET on the 120th day prior to the first anniversary of the date of the 2025 Annual Meeting. Therefore, to be timely for the 2026 Annual Meeting, the Secretary must receive the written notice no earlier than 5 p.m. ET on July 15, 2026 and no later than 5 p.m. ET on August 14, 2026. Our Bylaws contain different notice date requirements in the event that we hold the 2026 Annual Meeting more than 30 days prior to, or more than 60 days after, the first anniversary of the 2025 Annual Meeting.

Our Bylaws specify the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting or nominate a candidate for a director position review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals or director nominations at the 2026 Annual Meeting that do not meet the requirements set forth in the Company’s Bylaws.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the requirements of Rule 14a-19, including providing us with a notice that sets forth the information required by Rule 14a-19 no later than August 14, 2026. If the 2026 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or more than 30 calendar days after the anniversary of the date of the 2025 Annual Meeting, the notice must be provided in compliance with the Company’s bylaws and SEC Rule 14a-19.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

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When are stockholder proposals that are intended to be included in the Company’s proxy statement due for next year’s annual meeting?
Proposals that a stockholder intends to present at the 2026 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2026 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the 2025 Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2026 Annual Meeting, the Secretary must receive the written proposal no later than [___], 2026. If we change the date of the 2026 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company- sponsored proxy materials.
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APPENDIX A - GAAP to Non-GAAP Reconciliations
The Company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP EPS financial measures as supplemental information regarding the Company’s operational performance and believes providing this additional information allows investors to see Company results through the eyes of management, and better to evaluate more clearly and consistently the Company’s core operational performance and expenses and evaluate the efficacy of the methodology used by management to measure such performance. The Company uses the measures disclosed in this Annual Report on Form 10-K to evaluate the Company’s historical and prospective financial performance, as well as its performance relative to its competitors. Specifically, management uses these items to further its own understanding of the Company’s core operating performance, which the Company believes represents its performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from core operating performance items such as those relating to certain purchase price accounting adjustments, amortization of acquisition related intangibles, amortization expense related to acquisition related inventory step-up, stock-based compensation, legal settlements, restructuring, changes in fair value of contingent consideration liabilities, certain investing and acquisition related expenses and other activities and income tax expenses or benefits that management believes are not reflective of such ordinary, ongoing and core operating activities. The non-GAAP adjustments are outlined below.
Cost of revenues, costs of research and development and costs of selling, general and administrative: The Company’s GAAP presentation of gross margin and operating expenses may include (i) additional depreciation and amortization from changes in estimated useful life and the write-down of certain property, plant and equipment and intangibles, (ii) charges such as severance, benefits and outplacement costs related to restructuring plans with a specific and defined term, (iii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iv) stock-based compensation, (v) amortization expense related to acquired intangibles, (vi) amortization expense related to acquisition related inventory step-up, (vii) changes in fair value of contingent consideration liabilities, (viii) acquisition related transaction and integration costs related to acquired entities, (ix) litigation and legal settlements and (x) other charges unrelated to our core operating performance comprised mainly of other costs and contingencies unrelated to current and future operations, including transformational initiatives such as the implementation of simplified automated processes, site consolidations and reorganizations. The Company excludes these items in calculating non-GAAP operating margin, non-GAAP net income and non-GAAP EPS.
Non-cash interest expense and other expense: The Company excludes certain investing expenses, including accretion of debt discount, and other non-cash activities that management believes are not reflective of such ordinary, ongoing and core operating activities, when calculating non-GAAP net income and non-GAAP EPS.
Income tax expense or benefit: The Company excludes certain non-cash tax expense or benefit items, such as (i) the utilization of net operating losses (NOLs) where valuation allowances were released, (ii) intra-period tax allocation benefit and (iii) the tax effect for amortization of non-tax deductible intangible assets, in calculating non-GAAP net income and non-GAAP EPS.
Non-GAAP financial measures are not in accordance with, preferable to, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income is operating income. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net income is net income. The GAAP measure most directly comparable to non-GAAP EPS is earnings per share.

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APPENDIX A - GAAP to Non-GAAP Reconciliations
A reconciliation of GAAP financial measures to Non-GAAP financial measures is provided below (in millions, except EPS amounts):

	Years Ended
	June 28, 2025		June 29, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP measures	$57.5	5.3%	$20.8	2.1%
Stock-based compensation	53.1	4.9%	49.4	4.9%
Change in fair value of contingent liability	(8.3)	(0.8)%	(9.5)	(1.0%)
Acquisition and integration related charges	22.3	2.1%	18.1	1.9%
Other charges unrelated to core operating performance(1)	1.3	0.1%	2.5	0.2%
Amortization of acquisition related inventory step-up	4.3	0.4%	—	—%
Amortization of intangibles	24.3	2.2%	20.1	2.0%
Restructuring and related charges	0.7	0.1%	13.6	1.4%
Litigation settlement	(1.3)	(0.1)%	—	—%
Total related to Cost of Revenue and Operating Expenses	96.4	8.9%	94.2	9.4%
Non-GAAP measures	$153.9	14.2%	$115.0	11.5%

	Years Ended
	June 28, 2025		June 29, 2024
	Net Income	Diluted EPS	Net (Loss) Income	Diluted EPS
GAAP measures	$34.8	$0.15	$(25.8)	$(0.12)
Items reconciling GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS:
Stock-based compensation	53.1	0.24	49.4	0.22
Change in fair value of contingent liability	(8.3)	(0.03)	(9.5)	(0.04)
Acquisition and integration related charges	22.3	0.10	18.1	0.08
Other charges unrelated to core operating performance(1)	1.3	0.01	2.5	0.01
Amortization of acquisition related inventory step-up	4.3	0.02	—	—
Amortization of intangibles	24.3	0.11	20.1	0.09
Restructuring and related charges	0.7	—	13.6	0.06
Litigation settlement	(1.3)	(0.01)	(6.3)	(0.02)
Non-cash interest expense and other expense	4.7	0.02	4.9	0.02
(Benefit from) provision for income taxes	(30.5)	(0.14)	6.5	0.03
Total related to Net Income and EPS	70.6	0.32	99.3	0.45
Non-GAAP measures	$105.4	$0.47	$73.5	$0.33
Shares used in per share calculation for Non-GAAP EPS		225.7		224.1
(1)Included in the year ended June 28, 2025 is a gain of $0.9 million on the sale of assets previously classified as held for sale and other charges unrelated to core operating performance of $2.2 million.
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APPENDIX B – Amended and Restated Equity Incentive Plan
VIAVI SOLUTIONS INC.

EQUITY INCENTIVE PLAN

(Restated effective as of November 12, 2025)

1.Establishment and Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance. Effective November [_], 2025 (the “Restatement Effective Date”), the Plan was amended and restated.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(e)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.
(f)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, (i) the Grantee’s gross negligence or willful misconduct in the Grantee’s performance of duties to the Company or a Related Entity, as applicable; (ii) the Grantee’s violation of any federal or state law that if made public would injure the business or reputation of the Company or a Related Entity; (iii) the Grantee’s failure to comply with any specific lawful direction or order of the Company or a Related Entity or the policies and procedures of the Company or a Related Entity, including but not limited to, the Company’s Code of Business Conduct and Insider Trading Policy; (iv) the substantial and continuing willful refusal by the Grantee to perform duties ordinarily performed by an individual in the same position and having similar duties as the Grantee; or (v) the material unauthorized use, disclosure or misappropriation by the Grantee of any proprietary information, trade secret or other asset of the Company or entrusted to the Company by a third party. The determination as to whether a Grantee is being terminated for Cause will be made in good faith by the Administrator and will be final and binding on the Grantee.
(i)“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:
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(i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or
(ii)a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.
(j)“Code” means the Internal Revenue Code of 1986, as amended.
(k)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Viavi Solutions Inc., a Delaware corporation.
(n)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.
(p)“Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.
(q)“Corporate Transaction” means any of the following transactions:
(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or
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(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.
(r)“Director” means a member of the Board or the board of directors of any Related Entity.
(s)“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A and is payable upon a Participant’s Disability, the Participant shall be treated as having a Disability only if the Participant’s condition also satisfies the definition of "disability" in Treas. Reg. § 1.409A-3(i)(4).
(t)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
(u)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith in compliance with Applicable Laws and in a manner that complies with Section 409A of the Code.
(x)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(y)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(aa)“Non-Employee Director” means a Director who is not an Employee.
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(bb)“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(cc)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(dd)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(ee)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ff)“Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.
(gg)“Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(hh)“Plan” means this Equity Incentive Plan.
(ii)”Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.
(jj)“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.
(kk)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(ll)“Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.
(mm)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(nn)“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(oo)“Share” means a share of the Common Stock.
(pp)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan.
(a)Effective as of the Restatement Effective Date, subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) shall be equal to the sum of (i) 10,500,000 Shares and (ii) the number of Shares subject to Awards outstanding under the Plan as of the Restatement Effective Date and (iii) the number of Shares that were available for future grant of Awards under the Plan immediately prior to the Restatement Effective Date (collectively, the “Total Share Limit”). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
(b)Any Shares subject to Awards will be counted against the numerical limits of this Section 3 as one Share for every one Share subject thereto.
(c)Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not
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become available for future issuance under the Plan, except that if unvested Shares due to their failure to vest are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. With respect to Options and SARs that are exercised, the gross number of exercised Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(d)Awards may, in the sole discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards shall not be counted against the Total Share Limit; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.
4.Administration of the Plan.
(a)Plan Administrator.
(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.
(iii)Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
(b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine whether and to what extent Awards are granted hereunder;
(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(vi)to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling or “buying-out” an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash,
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another Option, SAR, Restricted Stock, Restricted Stock Unit, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;
(vii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(viii)to establish additional terms, modifications, sub-plans, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, modifications, sub-plans, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and
(ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
(c)Minimum Vesting Requirements. Notwithstanding any provision of the Plan to the contrary, all Awards granted under the Plan after the Restatement Effective Date shall have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the Shares available for future distribution under this Plan as of the Restatement Effective Date may be granted without such minimum vesting requirement. Nothing in this Section 4(c) shall limit the Company's ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Corporate Transaction. In addition, any awards assumed or substituted in connection with an acquisition and awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) shall not be subject to this minimum vesting requirement.
(d)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.
5.Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. With respect to Awards granted under the Plan after November 8, 2023, subject to Applicable Law, in the event a Grantee’s regular level of time commitment in the performance of his or her services for the Company and any Related Entity is reduced (for example, and without limitation, if the Grantee is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Grantee, the Company has the right in its sole discretion to (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Grantee will have no right with respect to any portion of the Award that is so reduced or extended.
6.Terms and Conditions of Awards.
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(a)Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
(b)Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.
(c)Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (1) increase in share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment and/or return on invested capital, (9) operating income, (10) net income, (11) net operating income, (12) pre-tax profit, (13) cash flow, (14) free cash flow; (15v) revenue, (16) net revenue, (17) expenses, (18) earnings before income taxes, interest, depreciation and/or amortization, (19) economic value added, (20) market share, (21) personal management objectives, (22) debt and/or debt-to-equity; (23) bookings; (24) sales; (25) annual recurring revenue; (26) liquidity; (27) intellectual property (e.g., patents)/product development; (28) mergers, acquisitions, divestitures or other strategic transactions; (29) individual business and/or management objectives; (30) cost per order dollar; (31) design or design wins; (32) operational metrics, key performance indicators or strategic goals; (33) responsible business goals; and/or (34) other measures of performance selected by the Administrator. As determined by the Administrator, any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms, including, but not limited, passage of time (such as year over year growth) and/or against another company, a comparison group of companies or index designated by the Administrator, (iii) on a per-share basis, (iv) against the performance of the Company as a whole or one or more identifiable business units, divisions, products, lines of business or segments of the Company, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Administrator may provide at the time of grant for the adjustment of the performance criteria applicable to Performance Units or Performance Shares to include or exclude any objectively determinable components of such performance criteria.
(d)Dividends and Dividend Equivalent Rights. The Administrator in its sole discretion may credit to each holder of an Award, in the form of Dividend Equivalent Rights or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash, Shares or other property) paid or distributed by the Company on the equivalent number of Shares; provided, however, that such holder will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Administrator in its sole discretion provides for such payments) unless and until the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect to Awards that do not vest shall be forfeited.
(e)Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(f)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the
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election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(g)Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(h) Individual Limitations on Awards. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,790,200 Shares. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company prior to the Restatement Effective Date, a Grantee may be granted Awards for up to an additional 1,790,200 Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. In applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).
(i)Limitations on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a fiscal year of the Company to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for services on the Board, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer or other similar cash based payments. For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.
(j)Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(k)Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
(l)Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator; provided, that in no event may any Award be transferred for consideration to a third-party financial institution.
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(m)Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.
(n)Prohibition on Loans. No Grantee will be permitted to execute a promissory note as partial or full consideration for the purchase of Shares.
7.Award Exercise or Purchase Price, Consideration and Taxes.
(a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:
(i)In the case of an Incentive Stock Option:
(1)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(2)granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)In the case of other Awards, such price as is determined by the Administrator.
(v)Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
(i)cash;
(ii)check;
(iii)surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;
(iv)with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(v)any combination of the foregoing methods of payment.
(c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an
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Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.
8.Exercise of Award.
(a)Procedure for Exercise; Rights as a Stockholder.
(i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
(ii)An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).
(b)Exercise of Award Following Termination of Continuous Active Service.
(i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.
(ii)Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
(iii)Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
9.Conditions Upon Issuance of Shares.
(a)Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
10.Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and the Administrator’s determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
11.Corporate Transactions.
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(a)Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
(b)Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and if applicable, exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction (with Awards that vest based on performance-criteria, vesting at target); provided, however, that any payout in connection with an Award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.
(c)Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.
12.Effective Date. The Plan originally became effective upon its approval by the stockholders of the Company. The Plan, as amended and restated, shall become effective upon its approval by the stockholders of the Company. No Incentive Stock Options may be granted after September 18, 2035. Future Incentive Stock Options may be granted pursuant to Board and Shareholder approval after such date. Subject to Applicable Laws, Awards may be granted under the Plan upon it becoming effective.
13.Amendment, Suspension or Termination of the Plan.
(a)The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
(b)No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.
14.Reservation of Shares.
(a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
15.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.
16.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
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17.Beneficiary Designation. Subject to the approval of the Administrator or a duly authorized Officer, a Grantee may, by delivering written notice to the Company (or a third party designated by the Company, each a “Company Designee”), in a form approved by the Company (or a Company Designee), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Grantee, the executor or administrator of the Grantee’s estate or the Grantee’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
18.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
19.Compliance with Applicable Law and Company Policies; Compensation Recovery. For the avoidance of doubt, each Grantee must comply with Applicable Law, the Company’s Code of Business Conduct, and the Company’s corporate policies, as applicable, including without limitation the Company’s Clawback Policy. Notwithstanding anything to the contrary herein, (i) compliance with Applicable Law, the Company’s Code of Business Conduct, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Plan and (ii) any Awards under this Plan which are subject to the Company’s Clawback Policy will not be earned or vested, even if already granted, paid or settled, until the Company’s Clawback Policy ceases to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied. Each Award may be subject to the terms and conditions of any other policy (and any amendments thereto) adopted by the Company from time to time, which may include any policy related to the vesting or transfer of equity awards. Whether any such policy will apply to a particular Award may depend, among other things, on when the Award was granted, whom the Award was granted to, and the type of Award.
20.Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s termination of Continuous Active Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Grantee for such tax or penalty.
21.Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
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APPENDIX C – Amended and Restated Certificate of Incorporation

Viavi Solutions Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.The present name of the Corporation is Viavi Solutions Inc.

2.The Corporation was originally incorporated under the name Uniphase Delaware, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 23, 1993.

3.This Amended and Restated Certificate of Incorporation (as it may be amended and/or restated, the “Restated Certificate of Incorporation”), which restates and integrates, and further amends the provisions of the Corporation’s Fourth Restated Certificate of Incorporation, as theretofore amended or supplemented or restated, was duly approved and adopted pursuant to Sections 242 and 245 of the General Corporation law of the State of Delaware.

~~3. The Corporation’s Board of Directors has duly adopted this Fourth Restated Certificate of Incorporation in         accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Fourth Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation, as theretofore amended or supplemented or restated, and there is no discrepancy~~
~~between those provisions and the provisions of this Fourth Restated Certificate of Incorporation.~~

~~4.The text of the Corporation’s Certificate of Incorporation, as heretofore amended or supplemented or restated, is hereby restated to read in its entirety as follows:~~

ARTICLE 1

The name of the Corporation is Viavi Solutions Inc.

ARTICLE 2

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE 3

The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.

ARTICLE 4

4.1 Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Billion One Million (1,001,000,000) shares. One Billion (1,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001), and One Million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE 5

5.1 Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in
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accordance with the Delaware General Corporation Law. Commencing with the 2013 annual meeting of stockholders, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. Directors elected at the 2010 annual meeting of stockholders shall hold office until the 2013 annual meeting of stockholders, directors elected at the 2011 annual meeting of stockholders shall hold office until the 2014 annual meeting of stockholders, and directors elected at the 2012 annual meeting of stockholders shall hold office until the 2015 annual meeting of stockholders.

5.2 Number of Directors. The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders. Vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board of directors, although less than a quorum, at any meeting of the board of directors. A person so elected by the board of directors to fill a vacancy shall hold office until the unexpired portion of the term of the director whose place shall be vacant, and until his or her successor shall have been duly elected and qualified.

5.3 Additional Authority. Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE 6

Stockholders of the Corporation shall take action by meetings held pursuant to this Restated Certificate of Incorporation and the Bylaws. Stockholders of the Corporation shall have no right to take any action by written consent without a meeting. Subject to the rights of the holders of any stock having a preference over the Common Stock as to the dividends or liquidation, special meetings of the stockholders shall be called only by the Board, the Chairman of the Board or the Chief Executive Officer. Stockholders shall not be permitted to call a special meeting or to require the Board to call a special meeting of stockholders. Meetings of stockholders may be held within or out of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE 7

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8

8.1 Limitation of Directors’ Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no ~~A~~ director or officer of the Corporation shall ~~not~~ be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director ~~, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of~~ or officer. Without limiting the effect of the preceding sentence, if the General Corporation Law of the State of Delaware ~~, or (d) for any transaction from which the director derived any improper personal benefit.~~is hereafter amended to authorize further reductions in or elimination of the liability of the Corporation’s directors or officers for breach of fiduciary duty, then a director or an officer of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

8.2 Indemnification of Corporate Agents. To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

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8.3 Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to the acts or omissions occurring prior to such repeal or modification.

ARTICLE 9

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ~~14th~~[•]th day of ~~November~~[•], ~~2018~~202[•].

VIAVI SOLUTIONS INC.

_________________
Name: Kevin Siebert
Title: Secretary
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VIAVI VOTE

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Your vote matters – here's how to vote!

2025 Annual Meeting Proxy Card

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1. Election of Directors:

Nominee	For	Against	Abstain
01 - Richard E. Belluzzo	☐	☐	☐
02 - Keith Barnes	☐	☐	☐
03 - Laura Black	☐	☐	☐
04 - Richard John Burns	☐	☐	☐
05 - Donald Colvin	☐	☐	☐
06 - Eugenia M. Corrales	☐	☐	☐
07 - Douglas Gilstrap	☐	☐	☐
08 - Oleg Khaykin	☐	☐	☐
09 - Joanne Solomon	☐	☐	☐

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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01 - Richard E. Belluzzo 04 - &#7;Richard John Burns 07 - Douglas Gilstrap 02 - &#7;Keith Barnes 05 - &#7;Donald Colvin 08 - &#7;Oleg Khaykin 03 - &#7;Laura Black 06 - Eugenia M. Corrales 09 - Joanne Solomon 1 U P X For Against Abstain For Against Abstain For Against Abstain Proposals — The Board of Directors recommends a vote FOR each of the nominees and FOR Proposals 2, 3, 4 and 5.A 046W2C 2. &#7;Ratification of the Appointment of PricewaterhouseCoopers LLP as VIAVI’s independent registered public accounting firm for fiscal year 2026 3. &#7;Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. All holders must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If a corporation, limited liability company or partnership, please sign in full entity name by authorized officer or person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B 4. &#7;Amendment and Restatement of 2003 Equity Incentive Plan 5. &#7;Approval of an Amended and Restated Certificate of Incorporation to Include an Officer Exculpation Provision 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q MMMMMMMMMMMM M M M M M M M M M 1234 5678 9012 345 6 6 3 9 2 9 If no electronic voting, delete QR code and control # 0 0 0 0 0 1 MR&#8200;A SAMPLE DESIGNATION&#8200;(IF&#8200;ANY) ADD&#8200;1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890&#9; J N T MMMMMMM Online Go to www.envisionreports.com/VIAV or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/VIAV Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/VIAV Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — November 12, 2025 Ilan Daskal, Kevin Siebert and Nandini Acharya, or any of them, each with the power of substitution, as Proxies, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if the undersigned attended the Annual Meeting of Stockholders of Viavi Solutions Inc. to be held on November 12, 2025 or at any postponement or adjournment thereof. The undersigned hereby revokes any proxies submitted previously. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees named in item 1, and FOR items 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Viavi Solutions Inc. Non-Voting ItemsC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/VIAV The 2025 Annual Meeting of Stockholders of Viavi Solutions Inc. will be held on Wednesday, November 12, 2025, virtually via the Internet at https://meetnow.global/MV64DKT. Access begins at 9:30 a.m., Mountain Time. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.